Pension Plan

Rules

Consolidated as at
January 1, 2009

Canadian Pacific Railway Company
Pension Plan

Canadian Pacific Railway Company
Pension Plan

INDEX

Article No.	Description Page

Article 1	Preamble 1

Article 1A	Checkerboard Approach to Pension Benefits 2

Article 2	Definitions 3

Article 3	Organization 18

Article 4	Membership 22

Article 5	Contributions 25

Article 6	Pensionable Service 29

Article 7	Retirement Date 34

Article 8	Lifetime Pension Formula 36

Article 8A	Supplemental Pension 40

Article 9	Amount of Pension 42

Article 10	Payment of Pension 46

Article 11	Entitlement on Termination of Employment 49

Article 12	Death Benefits 52

Article 13	Portability 58

Article 14	Administration 60

Article 15	Ad Hoc Pension Increases 66

Article 16	Indexation 73

Article 17	Buyback for Eligible Members who Cease Membership 75

Article 18	Article repealed 80

Article 19	Transfer to the Canadian Pacific Limited Pension Plan for 81 Corporate Employees

Article 20	Grandfathered Benefits 82

i

INDEX

Continued

Article No.	Description Page

Appendix A	Agreements 88

Appendix B	Defined Contribution Provision 89

Article B.1	Construction, Interpretation and Definitions Applicable to 89 Appendix B

Article B.2	Background 92

Article B.3	Designation of Beneficiary 93

Article B.4	Administration of Appendix B 94

Article B.5	Funding of the Defined Contribution Provision 97

Article B.6	Amendment or Termination of Appendix B 101

Article B.7	General Conditions Pertaining to Appendix B 103

Article B.8	Required DC Contributions 105

Article B.9	Employer Contributions 106

Article B.10	Maximum Contributions 107

Article B.11	Accounts 108

Article B.12	Retirement Benefits 110

Article B.13	Death Benefits 111

Article B.14	Termination Benefits 112

ii

Article 1 –     Preamble

1.01    The Rules

This document constitutes the rules governing the Canadian Pacific Railway Company Pension Plan.

1.02    Governing Law

This Plan and all rights and obligations hereunder shall be construed, governed and administered in accordance with the laws of Canada, except for those rights and obligations that are solely within the jurisdiction of a province or other competent authority.

1.03    Prior Rights

Any rights acquired under the Plan before January 1, 1987 shall be preserved and this Plan shall be administered accordingly. For greater certainty, nothing herein shall be deemed to affect any benefit that has commenced or is to commence in consequence of a termination, retirement or death of a Member or Former Member before that date unless otherwise expressly provided.

1.04    Defined Contribution Provision

The Company hereby continues the Plan in an amended form, effective January 1, 2001. This amended form establishes in Appendix B, a defined contribution provision for Management Employees. It further provides for a limited time transfer by Management Employees of benefits accrued under the defined benefit provisions of the Plan to the defined contribution provisions of Appendix B in accordance with paragraph 4.03.

1.05	Checkerboard Approach to Pension Benefits

Effective April 1, 2005, the Plan was amended to implement a “checkerboard” approach to pension benefits for Members who have transferred between Union positions or between a Union position and a Management position since the various applicable “Key Dates”. Refer to Article 1A for a description of the checkerboard approach to pension benefits.

The amendments to reflect the checkerboard approach to pension benefits were first reflected in the April 1, 2005 restatement of the Plan document.

1.06	Consolidation of Plan Document

This Plan document is a consolidation of the Plan rules incorporating all amendments to the Plan up to January 1, 2009. It applies to Members accruing Pensionable Service on or after April 1, 2005 and for Members with a Date of Cessation of Membership on or after April 1, 2005. For Members with a Date of Cessation of Membership prior to April 1, 2005, benefit entitlements are determined pursuant to the Plan rules and related amendments in effect prior to this date.

Article 1A –     Checkerboard Approach to Pension Benefits

1A.01	Principles of the Checkerboard Approach

The key principles of the checkerboard approach to pension benefits are as follows:

(a)
A “Key Date” and a “Member Key Date” are defined in Article 2. The Key Date refers to the first date past service formula pensions were improved under the Plan for Members represented by a Union, or January 1, 2001 in respect of Management Employees. Each Member shall have one Member Key Date;

(b)	Pensionable Service prior to a Member Key Date is treated according to the Union or Management affiliation at the Member Key Date;

(c)	Periods of Pensionable Service after a Member Key Date are segmented according to the Union or Management affiliation for that time period;

(d)
The pension formula applicable to periods of Pensionable Service is determined according to the current provisions applicable to the particular Union, regardless of when the Pensionable Service was accrued or whether currently represented by such Union. For clarity, pension formula improvements apply retroactively to all periods of Pensionable Service only if the Member has been continuously represented by the same Union since the Key Date or since the Member’s date of employment, if later;

(e)	In addition to the pension formula, the following other Plan provisions also follow the checkerboard approach:

▪	Highest Plan Earnings and Base Earnings related thereto,

▪	Normal Retirement Date,

▪	Early retirement pension(s),

▪	Normal form of pension,

▪	Indexation eligibility and amount, and

▪	Vesting.
Certain other provisions (optional forms of pension, including any portability option on retirement and any entitlement to a pension on Disability Retirement Date) will be based on the Member’s Union or Management affiliation at Date of Cessation of Membership, while other provisions (Member contribution rates, interest on Member contributions and buyback provisions, as set out in Article 17) will be based on the Member’s Union or Management affiliation at that point in time (referred to as “current location”).

Article 2 –     Definitions

Definitions

In this Plan, unless the context otherwise requires:

2.01    Act

“Act” means the Pension Benefits Standards Act, 1985, as amended from time to time;

2.02    Actuarially Equivalent

“Actuarially Equivalent” means of equivalent value to any pension, computed on the basis of interest, mortality and other contingencies and tables adopted by the Committee for such purposes on the advice of the Actuary and in effect on the date such computation is being made, and “Actuarial Equivalent” has the corresponding meaning. Notwithstanding the foregoing, the Committee may adopt a basis that eases administration of the Plan, including the use of unisex factors, provided that such basis is not precluded by the Act, the Regulations or the Income Tax Act (Canada) and regulations thereunder.

2.03    Actuary

“Actuary” means an individual who is retained by the Committee to provide such actuarial advice and services as may be required from time to time for the purposes of the Plan and who is a Fellow of the Canadian Institute of Actuaries;

2.04    American Act

“American Act” means the Railroad Retirement Act or the Social Security Act of the United States, both as amended from time to time;

2.05    Average Year’s Maximum Pensionable Earnings

“Average Year’s Maximum Pensionable Earnings” means the average of the Year’s Maximum Pensionable Earnings throughout the period used in computing a Member’s Highest Plan Earnings;

2.06    Averaged Incentive Compensation

“Averaged Incentive Compensation” means, subject to subparagraph 5.01(g), an amount calculated as follows:

(a)	for each of the ten (10) calendar years preceding the earlier of:

(i)	the year of a Member’s Date of Cessation of Membership,
and

Article 2 –     Definitions (continued)

(ii)	the year in which the Member commenced a pre-retirement leave of absence,

determine the percentage that the Member’s Deemed PIP Award or any amounts paid under such other incentive plan as determined by the Company in respect of that year is of the Member’s Base Earnings for that year;

(b)	average the five (5) highest percentages obtained under subparagraph (a);

(c)	where the average obtained under subparagraph (b) exceeds the level of target award under the Performance Incentive Plan, expressed as a percentage of salary, of the Member for the earlier of:

(i)	the year of the Member’s Date of Cessation of Membership,
and

(ii)	the year in which the Member commenced a pre-retirement leave of absence,

reduce the results obtained under subparagraph (b) by the excess; and

(d)	multiply the percentage obtained under subparagraph (b) or (c), as the case may be, by the amount described in subparagraph (a) of the definition of Highest Plan Earnings in respect of the Member.

This provision shall apply to periods of Management Service.

2.07    Base Earnings

“Base Earnings” means, subject to subparagraph 5.01(g):

(a)	for a Management Employee electing to participate in the sales incentive compensation program sponsored by the Company, the lesser of:

(i)	the Management Employee’s Earnings if he had elected to participate in the Performance Incentive Plan instead of the sales incentive compensation program, and

(ii)	the salary or wages, including overtime and Deemed Earnings, and incentive pay paid to a Member by the Company, or

(b)	for all other Employees, the Member’s Earnings.

(c)
For purposes of clause (a)(ii) and subparagraph (b) above, in respect of Members whose Date of Cessation of Membership is on or after January 1, 2002 and whose salary or wages are paid in a currency other than Canadian currency, such salary or wages, including overtime and Deemed Earnings, and incentive pay, if applicable, shall be converted to Canadian currency based on the average exchange rate for the calendar year the salary or wages were paid.

Article 2 –     Definitions (continued)

2.08    Board

“Board” means the board of directors of Canadian Pacific Railway Company;

2.09    Canadian Average Industrial Wage
“Canadian Average Industrial Wage” means the “average wage” as that term is defined in the Revenue Rules.

2.10	Canadian Employee
“Canadian Employee” means an Employee in respect of whom contributions are required to be made under the Canada Pension Plan or the Quebec Pension Plan or in respect of whom such contributions would be required to be made except for the application of the age or earnings limitations of such plans;

2.11    Committee

“Committee” means the committee established pursuant to paragraph 3.02;

2.12    Company

“Company” means Canadian Pacific Railway Company;

2.13    Consumer Price Index

“Consumer Price Index” means

(a)
with respect to any pension payable in Canadian currency, the Consumer Price Index for Canada, as published by Statistics Canada under the authority of the Statistics Act, or, if for any reason that index is discontinued, becomes unavailable or is amended so as no longer to be, in the opinion of the Committee, appropriate for the purposes of the Plan, such index as shall be approved by the Committee; or

(b)
with respect to any pension payable in currency other than Canadian currency, such index of consumer prices in the country in the currency of which the pension is paid as may be approved by the Committee from time to time;

2.14    Date of Cessation of Membership

“Date of Cessation of Membership” means the date determined in accordance with paragraph 4.07;

Article 2 –     Definitions (continued)

2.15    Deemed Earnings

“Deemed Earnings” means

(a)
in respect of any Employee who ceases membership in the Plan with less than sixty (60) months of Pensionable Service, for any calendar month or part thereof before the Employee became a Member, the basic rate of pay on a monthly basis for the position held by the Employee when the Employee became a Member multiplied by the Canadian

Average Industrial Wage for the month in question and divided by the Canadian

Average Industrial Wage for the month in which the Employee became a Member;

(b)
for any period when a Member is temporarily absent due to a compensable injury suffered in the course of employment, or when a Member is temporarily absent on account of illness, or when a Member is on leave due to child care responsibilities, including maternity leave, granted by the Company pursuant to the Canada Labour Code, or when a Member is on compassionate care leave, granted by the Company pursuant to the Canada Labour Code, the salary or wages the Member would have received during that period if not absent or on leave, as the case may be;

(c)
For periods of TCRC-MWED Service, CPPA Service, TC/USWA Service, IBEW Service and RCTC Service when a Member is disabled for the purpose set out in subparagraph 6.01(c), the salary or wages the Member would have received during that period if not disabled.

(d)	for any period of lay-off described in subparagraph 6.01(d) or subparagraph 6.01(g), the basic salary or wages of the Member at the commencement of that period;

(e)	for any period when a Member is absent on leave for a purpose set out in paragraph 6.03, the salary or wages the Member would have received during that period if not on leave;

(f)	for any period when a Member is absent on leave for one (1) calendar year or more for a purpose set out in subparagraph 6.05(a), the lower of:

(i)
the salary or wages of the highest paid employee junior to the Member, for the year in question, where the Member holds seniority rights and whose position the Member could have attained under the collective agreement, and

(ii)	the actual earnings of the Member; and

(g)
for any period when a Member is absent on leave for the purpose set out in subparagraph 6.05(a) for a period of less than one (1) calendar year, or for the purpose set out in subparagraph 6.05(b), the salary or wages the Member would have received during that period if not on leave;

Article 2 –     Definitions (continued)

2.16    Deemed PIP Award

“Deemed PIP Award” means:

(a)
for a Management Employee electing to participate in the sales incentive compensation program sponsored by the Company, the salary or wages, including overtime and Deemed Earnings, and incentive pay paid to a Member by the Company minus the Member’s Base Earnings, and

(b)	for all other Employees, the Member’s actual award under the Performance Incentive Plan.

2.17    Defined Benefit Limit

“Defined Benefit Limit” has the same meaning as in the Income Tax Regulations (Canada);

2.18    Defined Contribution Provision

“Defined Contribution Provision” means the defined contribution provision of the Plan as described in Appendix B.

2.19    Disability Retirement Date

“Disability Retirement Date” means a date determined in accordance with subparagraph 7.03(c);

2.20    Early Retirement Date

“Early Retirement Date” means a date determined in accordance with paragraph 7.02;

2.21    Earnings

(a)
“Earnings” means the salary or wages paid to a Member by the Company, and includes overtime and Deemed Earnings. For clarity, any Skilled Trades Wage Adjustment received by the Member on or after March 1, 2008 is included in Earnings. For required Income Tax Act pension adjustment reporting purposes only, earnings shall be annualized on a basis adopted by the Company for such purpose;

(b)	Earnings shall be modified to include incentive pay for periods of Union Service,
(i)    on and after January 1, 2004, other than TCRC-RTE Service, and
(ii)    on and after July 1, 2008, for TCRC-RTE Service.

(c)
Notwithstanding the foregoing, in respect of Members whose Date of Cessation of Membership is on or after January 1, 2002 and whose salary or wages are paid in a currency other than Canadian currency, Earnings means the salary or wages paid to a Member by the Company, including overtime and Deemed Earnings, converted into Canadian currency based on the average exchange rate for the calendar year the salary or wages were paid.

Article 2 –     Definitions (continued)

2.22    Election Date

“Election Date” means October 31, 2000 or such other date as may be prescribed by the Company in respect of a class of Management Employees.

2.23    Employee

“Employee” means a person who is employed by the Company or by another employer that participates in the Plan, or a person covered by this Plan by virtue of an agreement between the Company and another employer relating to the protection and administration of pension benefits of that person or of a group of persons of which that person is a member; but, after December 31, 1995, does not mean a person who is a member or who is eligible to be a member of the Canadian Pacific Limited Pension Plan for Corporate Employees;

2.24    Employment Security Benefits

“Employment Security Benefits” means employment security benefits, including enhanced supplemental unemployment benefits, provided under an agreement between the Company and a Union as listed in Appendix A;

2.25    Former Member

“Former Member” means a person who has ceased membership in the Plan;

2.26    The Fund

“Fund” means the Canadian Pacific Railway Company Pension Trust Fund;

2.27    Highest Plan Earnings

“Highest Plan Earnings” means:

(a)	For periods of TCRC-RTE Service and, subject to subparagraphs (d) and (e), Management Service, the greater of:

(i)
(A)    with respect to a Member engaged to work on a full-time basis, the average     monthly Base Earnings of the Member during the sixty (60) months ending with the month in which the Date of Cessation of Membership occurs,

(B)
with respect to a Member engaged to work on a part-time basis, an amount equal to the sum of the Base Earnings of the Member during the one thousand two hundred and sixty (1,260) days of Pensionable Service ending with the day on which the Date of Cessation of Membership occurs divided by sixty (60), and

(ii)	the average monthly Base Earnings of the Member during the highest-paid five (5) consecutive calendar years of the Member’s Service while a Member.

Article 2 –     Definitions (continued)

(b)	For all other periods of Pensionable Service, the greater of:

(i)
(A)    with respect to a Member engaged to work on a full-time basis, the average monthly Base Earnings of the Member during the sixty (60) months ending with the month in which the Date of Cessation of Membership occurs,

(B)    with respect to a Member engaged to work on a part-time basis, an amount equal to the sum of the Base Earnings of the Member during the one thousand two hundred and sixty (1,260) days of Pensionable Service ending with the day on which the Date of Cessation of Membership occurs divided by sixty (60), and

(ii)	the average monthly Base Earnings of the Member during the highest-paid sixty (60) consecutive calendar months of the Member’s Service while a Member.

(c)	For clarity, for periods of Union Service, Highest Plan Earnings shall be determined separately for periods of:
(i)    Union Service, other than TCRC-RTE Service,
(A)    prior to January 1, 2004, where Base Earnings do not include incentive pay, and
(B)    on and after January 1, 2004, where Base Earnings include incentive pay, as set out in subparagraph 2.21(b)
and
(ii)    TCRC-RTE Service,
(A)    prior to July 1, 2008, where Base Earnings do not include incentive pay, and
(B)    on and after July 1, 2008, where Base Earnings include incentive pay, as set out in subparagraph 2.21(b).

(d)	(i) For periods of Management Service on and after January 1, 2001, Highest Plan Earnings shall be modified to include Averaged Incentive Compensation.
(ii)    For a Member who was a Middle Manager/Executive on or after January 1, 2008 and who had become a Middle Manager/Executive prior to October 1, 2008, Highest Plan Earnings shall be modified in respect of periods of Management Service prior to January 1, 2001 to include Averaged Incentive Compensation, except that no Deemed PIP Awards (or other incentive plan payments) received prior to January 1, 2001 shall be recognized for purposes of calculating the average of the five highest percentages referenced in subparagraph 2.06(b).

Article 2 –     Definitions (continued)

(e)
Notwithstanding subparagraph (d), a Management Employee who becomes employed in a position covered by a collective agreement with a Union shall, in respect of periods of Management Service accrued on and after January 1, 2001, have Highest Plan Earnings determined as the greater of:

(i)
Highest Plan Earnings plus Average Incentive Compensation, both determined based on Base Earnings, Deemed PIP Award and the level of target award under the Performance Incentive Plan, determined as if the Management Employee had ceased to be a Member on the last day of employment as a Management Employee, and

(ii)	Highest Plan Earnings determined according to such definition for the respective Union.

(f)	Highest Plan Earnings shall be determined separately for periods of Pensionable Service:

(i)	prior to March 1, 2008, where Base Earnings exclude any Skilled Trades Wage Adjustment received by the Member, and

(ii)	on and after March 1, 2008, where Base Earnings do not exclude the Skilled Trades Wage Adjustment.
2.28    Interest

“Interest” means interest at

(a)	zero percent (0%) per annum for the period before July 1, 1971,

(b)	three percent (3%) per annum for the period from July 1, 1971 to December 31, 1986, and

(c)	such rate per annum as shall be fixed from time to time by the Committee for the period after December 31, 1986;

Notwithstanding subparagraph (c), effective January 1, 2001, Interest in respect of periods of time during which a Member is a Management Employee means:

(d)
for Members who have not yet terminated employment, retired or died on December 31st of any calendar year, the rate of investment return earned by the portion of the Fund in respect of the defined benefit provisions for the calendar year as determined by the Company, subject to a minimum of zero percent (0%), or

(e)
for Members who terminate employment, retire, or die within a calendar year, the rate of investment return earned by the portion of the Fund in respect of the defined benefit provisions for the preceding calendar year as determined by the Company, subject to a minimum of zero percent (0%).

Article 2 –     Definitions (continued)

2.29    Key Date

“Key Date” means the date, as set out in the table below, used to determine a Member’s affiliation for periods of Pensionable Service prior to such date for purposes of determining pension benefits under the checkerboard approach, as described in paragraph 1.05 and Article 1A:

Affiliation	Key Date
CAW-TCA	January 1, 1998
CPPA	January 1, 2000
IBEW	April 1, 1999
RCTC	January 1, 2000
TCRC-RTE	January 1, 1999
TCRC-MWED	January 1, 2001
TC/USWA	March 1, 1999
Management	January 1, 2001

2.30    Late Retirement Date

“Late Retirement Date” means a date determined in accordance with subparagraph 7.04(b);

2.31    Lifetime Pension

“Lifetime Pension” means the pension determined in accordance with the provisions of Article 8.

2.32    Management or Management Employee

“Management” or “Management Employee”, as the case may be, refers to or means an Employee who is in a position not covered by a collective agreement with a Union and excludes unionized employees temporarily assuming a position not covered by a collective agreement.

2.33	Management Service

“Management Service” means the period or periods of Pensionable Service on or after the Member Key Date during which the Member is a Management Employee plus Pensionable Service accrued prior to the Member Key Date if the Member was a Management Employee on the Member Key Date.

Article 2 –     Definitions (continued)

2.34    Maximum Deemed Service

“Maximum Deemed Service” means, on a cumulative basis, sixty (60) months excluding Parental Leave and ninety-six (96) months including Parental Leave.

For the sole purpose of calculating Maximum Deemed Service, where a Member receives any remuneration (including remuneration paid by a Union in respect of a period described in subparagraph 6.05(a) or subparagraph 6.05(b)) during a period described in subclause 6.01(a)(iii), subclause 6.01(b)(iii), subparagraph 6.01(d), subparagraph 6.01(e), subparagraph 6.01(f), subparagraph 6.01(g), subparagraph 6.02(b), paragraph 6.03, subparagraph 6.05(a) or subparagraph 6.05(b), the duration of the period, expressed in months, shall be deemed to be equal to the product of

(a)
(i)    where the Member’s actual remuneration is less than the remuneration the Member would have received if the Member had rendered service to the Company on a regular basis throughout that period, the difference between one (1) and the ratio of the remuneration actually received by the Member during that period to the remuneration the Member would have received if the Member had rendered service to the Company on a regular basis throughout that period, or

(ii)
where the Member’s actual remuneration is equal to or greater than the remuneration the Member would have received if the Member had rendered service to the Company on a regular basis throughout that period, zero (0), and

(b)	the actual duration of the period, expressed in months;

2.35    Member

“Member” means an Employee who has become a member of the Plan and has not ceased membership in the Plan;

2.36	Member Key Date

“Member Key Date” means, in respect of a Member, the earliest Key Date on which the Member is represented by a Union on that Union’s Key Date or, if no such date exists, the Management Key Date if the Member was a Management Employee on that date or, in any other circumstance, the later of January 1, 1998 and the date the Employee becomes a Member.

2.37    Minimum Employer Cost Rule

"Minimum Employer Cost Rule" means the lump sum amount determined pursuant to subclause 11.02(a)(i)(B) or clause 11.06(a)(ii), as the case may be.

2.38	Normal Retirement Date

“Normal Retirement Date” means a date specified in subparagraph 7.01(a);

Article 2 –     Definitions (continued)

2.39    Parental Leave

“Parental Leave” means a period of leave described in subparagraph 6.01(e) which is also all or part of a twelve (12)-month period that commences at

(a)	the date of birth of a child of whom the Member is a natural parent, or

(b)	the date the Member adopts a child;

2.40    Pension Accrued

“Pension Accrued” means

(a)	as at any date, both:

(i)	the Lifetime Pension, and

(ii)	the Supplemental Pension, if applicable,

to which a Former Member is entitled or to which a Member would be entitled upon cessation of membership on that date, and

(b)
with respect to any period, the excess of the Pension Accrued as at the end of such period over the Pension Accrued at the commencement of that period where both are calculated on the basis of the Member’s or Former Member’s Highest Plan Earnings as at the end of such period;

2.41    “Pension Trust Fund Committee”

“Pension Trust Fund Committee” means the committee referred to in paragraph 3.01;

2.42    Pensionable Service

“Pensionable Service” means any Service, expressed in years and fractions thereof, included as pensionable service in accordance with Article 6 and paragraph 17.06;

2.43    Pensioner

“Pensioner” means a person who, having been a Member or Former Member, has become entitled to the payment of a pension under this Plan;

2.44	Performance Incentive Plan

“Performance Incentive Plan” means the Canadian Pacific Railway Company Performance Incentive Plan, as amended from time to time, and the terms and conditions thereunder, or such other successor incentive plan as may be designated by the Company.

Article 2 –     Definitions (continued)

2.45    Plan

“Plan” means the Canadian Pacific Railway Company Pension Plan;

2.46    Post-Retirement Spouse

“Post-Retirement Spouse” means, subject to the requirements for registration under the Act and Revenue Rules,

(a)	if there is no person described in subparagraph (b), a person who was married to the Pensioner for at least one (1) year immediately prior to the date of the death of the Pensioner, or

(b)
a person who was publicly represented by the Pensioner as a spouse of the Pensioner and cohabited with the Pensioner in a conjugal relationship immediately prior to the date of death of the Pensioner for at least one (1) year, if the Pensioner and that person were free to marry, or at least three (3) years, if either of them was not free to marry the other;

2.47    Regulations

“Regulations” means the Pension Benefits Standards Regulations, 1985, as amended from time to time;

2.48    Retirement Date

“Retirement Date” means a Normal Retirement Date, Early Retirement Date, Disability Retirement Date or Late Retirement Date, as the case may be;

2.49    Revenue Rules

“Revenue Rules” means the provisions of the Income Tax Act (Canada), and any relevant regulations thereto, as they may be amended from time to time, pertaining to pension plans or funds registered under the Income Tax Act (Canada) as they are applicable to the Plan.

2.50    Middle Manager/Executive

“Middle Manager/Executive” means an Employee who holds a permanent position graded MM1 or higher, or equivalent classification under any of the Company’s salary plans.

2.51    Service

“Service” when used with reference to any person, refers to employment of that person by the Company since that person’s last date of hire;

2.52    Skilled Trades Wage Adjustment

“Skilled Trades Wage Adjustment” means, in respect of CAW-TCA Employees who are classified as Skilled Trades under the collective agreement between the Company and CAW-TCA,

(a)	for 2008, $1.79 per hour, and

Article 2 –     Definitions (continued)

(b)	for each year after 2008, $1.79 per hour increased by any subsequent increases in wage rates in respect of CAW-TCA Skilled Trades employees.

2.53    Spouse

“Spouse” means, subject to the requirements for registration under the Act and Revenue Rules,

(a)
in relation to a Member, Former Member or Pensioner, if there is no person described in subparagraph (b), a person who is married to the Member, Former Member or Pensioner or who is a party to a void marriage with the Member, Former Member or Pensioner, or

(b)
a person who is cohabiting with the Member, Former Member or Pensioner in a conjugal relationship at the relevant time, having so cohabited with the Member, Former Member or Pensioner for at least one (1) year.

2.54    Superintendent

“Superintendent” means the Superintendent of Financial Institutions referred to in the Act.

2.55    Supplemental Pension

“Supplemental Pension” means the temporary pension, if any, calculated and payable in accordance with Article 8A.

2.56    Taxable Wage Base

“Taxable Wage Base” means:

(a)
In respect of Members whose Date of Cessation of Membership is on or after January 1, 2002 and whose salary or wages are paid in a currency other than Canadian currency: the maximum compensation in respect of which an annuity may be granted under the applicable American Act, converted into Canadian currency; and

(b)	In respect of all other Members: the maximum compensation in respect of which an annuity may be granted under the applicable American Act.

2.57    Trustee

“Trustee” means a corporate or other trustee, and its successors and assigns, designated as such in a pension trust agreement made with the Company to administer the Fund in accordance with and subject to this Plan;

Article 2 –     Definitions (continued)

2.58    Union

“Union” means an association or organization that is entitled to represent Employees for the purpose of collective bargaining and includes the following associations or organizations:

(a)	“CAW-TCA”, which means the “CAW-TCA Canada”, formerly known as the “National Automobile, Aerospace, Transportation and General Workers Union of Canada”,

(b)	“CPPA”, which means the “Canadian Pacific Police Association”,

(c)	“IBEW”, which means the “International Brotherhood of Electrical Workers Canadian Signal & Communication System Council No. 11”, formerly known as the “Canadian Signal System Council No. 11 of IBEW”,

(d)	“RCTC”, which means the “Rail Canada Traffic Controllers”,

(e)	“TCRC-RTE” means the “Teamsters Canada Rail Conference – Running Trades Employees”, formerly known as the “Canadian Council of Railway Operating Unions”,

(f)	“TCRC-MWED”, which means the “Teamsters Canada Rail Conference Maintenance of Way Employees Division”, formerly known as the “Brotherhood of Maintenance of Way Employees”, and

(g)	“TC/USWA” means the “TC Local 1976 United Steelworkers of America”, formerly known as the “Transportation Communications International Union”.

2.59	Union Service
“Union Service” means the aggregate of the following periods of Pensionable Service which are affiliated with a Union:

(a)
“CAW-TCA Service”, which means the period or periods of Pensionable Service on or after the Member Key Date while represented by the CAW-TCA plus Pensionable Service accrued prior to the Member Key Date if the Member was represented by the “National Automobile, Aerospace, Transportation and General Workers Union of Canada” on the Member Key Date.

(b)
“CPPA Service”, which means the period or periods of Pensionable Service on or after the Member Key Date while represented by the CPPA plus Pensionable Service accrued prior to the Member Key Date if the Member was represented by the CPPA on the Member Key Date.

(c)
“IBEW Service”, which means the period or periods of Pensionable Service on or after the Member Key Date while represented by the IBEW plus Pensionable Service accrued prior to the Member Key Date if the Member was represented by the “Canadian Signal System Council No. 11 Of IBEW” Union on the Member Key Date.

(d)	“RCTC Service”, which means the period or periods of Pensionable Service on or after the Member Key Date while represented by the RCTC plus Pensionable Service accrued prior

Article 2 –     Definitions (continued)

to the Member Key Date if the Member was represented by the RCTC on the Member Key Date.

(e)
“TCRC-RTE Service”, which means the period or periods of Pensionable Service on or after the Member Key Date while represented by the TCRC-RTE plus Pensionable Service accrued prior to the Member Key Date if the Member was represented by the “Canadian Council of Railway Operating Unions” on the Member Key Date.

(f)
“TCRC-MWED Service”, which means the period or periods of Pensionable Service on or after the Member Key Date while represented by the TCRC-MWED plus Pensionable Service accrued prior to the Member Key Date if the Member was represented by the “Brotherhood of Maintenance of Way Employees” union on the Member Key Date.

(g)
“TC/USWA Service”, which means the period or periods of Pensionable Service on or after the Member Key Date while represented by the TC/USWA plus Pensionable Service accrued prior to the Member Key Date if the Member was represented by the “Transportation Communications International Union” on the Member Key Date.

2.60	Year’s Maximum Pensionable Earnings

“Year’s Maximum Pensionable Earnings” has the same meaning as in the Canada Pension Plan.

Certain terms are defined in Article B.1 of Appendix B pertaining to and necessitated by the addition of the Defined Contribution Provision in Appendix B. For greater clarity, such definitions may be used throughout the Plan as if they had appeared in this Article 2 and further, terms defined in this Article 2 shall also apply to all appendices of the Plan.

Article 3 – Organization

3.01	The Pension Trust Fund Committee

The Pension Trust Fund Committee, a committee of the Board established by the Board to oversee the operation and administration of the Plan, shall be responsible for investment policies pertaining to, and the management of, the Fund.

3.02    Committee Membership

(a)
Subject to paragraph 3.01, the Plan, with the exception of the Defined Contribution Provision, shall be administered by a committee composed of eight (8) persons: four (4) of whom shall be appointed from time to time by the President and Chief Executive Officer, three (3) of whom shall be elected triennially from among the General Chairmen of the Unions by a majority vote of such General Chairmen; and one (1) of whom shall be elected triennially from among the Pensioners in the manner prescribed in the Regulations. One (1) of the Committee members appointed by the President and Chief Executive Officer shall be designated by him/her to be Chairman of the Committee.

Committee Meetings

(b)
(i)    Meetings of the Committee shall be held on the first Tuesday of each month in Calgary or such other location as the Chairman may designate (participation by telephone conference is acceptable). Additional meetings may be held at the call of the Secretary of the Committee on at least seven (7) days’ notice to the members of the Committee. If the day appointed for a meeting falls on a legal holiday or on a day immediately following a legal holiday, the meeting shall be held at the same hour on the second day following the legal holiday.

(ii)
Any member of the Committee may participate in a meeting of the Committee by means of telephone facilities that permit all persons participating in the meeting to hear each other, and a member of the Committee participating in a meeting by such means shall be deemed to be present at the meeting.

Committee Quorum

(c)	Five (5) members of the Committee shall constitute a quorum. If no quorum is present, the Committee members present may adjourn the meeting from time to time until a quorum is present.

Substitutes

(d)	(i) Each member of the Committee who is unable to attend a meeting of the Committee may be replaced by a substitute designated

(A)	in the case of a member appointed by the President and Chief Executive Officer, by the remaining members so appointed, from among the officers of the Company,

(B)	in the case of a member elected from among the General Chairmen, by the remaining members so elected, from among the General Chairmen, and,

Article 3 – Organization (continued)

(C)	in the case of the member elected from among the Pensioners, by that member, from among the Pensioners.

(ii)	In the absence of the Chairman, the Chairman’s substitute shall act as Chairman.

Vacancies

(e)	(i) Any vacancy occurring among the Committee members elected by the General Chairmen shall be filled by a General Chairman for the balance of the triennial term.

(ii)
The member elected from among the Pensioners shall at the commencement of that member’s term designate in writing to the Secretary of the Committee another Pensioner to fill, for the balance of the term, the vacancy that would be created if the member is unable to complete the term. If the Pensioner so designated becomes incapacitated, the member shall forthwith designate another Pensioner for the same purpose and in the same manner.

Voting

(f)
Each member of the Committee shall have one (1) vote on any matter put to a vote. The Chairman of the meeting shall have a casting vote in the event of a tie; provided, however, that when a tie vote occurs on a motion to change a contribution rate or to decrease any benefit under the Plan, the Chairman shall not have a casting vote and the question raised in the motion shall be referred to a single arbitrator for determination. The decision of the arbitrator shall be binding on the Committee and the Pension Trust Fund Committee and acted on accordingly. The arbitrator shall be appointed by the Committee. If the members of the Committee do not agree on the appointment of the arbitrator, the arbitrator shall be appointed by the Minister of Labour of Canada.

Committee Duties

(g)	(i) The Committee shall, subject to this Plan,

(A)	promote awareness and understanding of the Plan among Members and potential Members,

(B)	review at least once every year the financial, actuarial and administrative aspects of the Plan,

(C)	fix, from time to time, the rate or rates of Interest; provided, however, that the rate in respect of Service in Canada may not be less than the rate fixed in advance by the Superintendent, and

(D)	perform such other administrative duties as are prescribed by the Regulations.

Article 3 – Organization (continued)

Committee Powers

(ii)	The Committee may, subject to this Plan,

(A)	determine the eligibility of Members, Former Members and Spouses to receive pensions, lump sums and refunds,

(B)	determine the amounts of Members’ contributions, pensions, lump sums and refunds,

(C)	prescribe the conditions under which pensions, lump sums and refunds may become payable,

(D)	retain from time to time the services of an Actuary, and

(E)	retain the services of such auditors or other technical advisors as may be deemed necessary.

Committee Reports

(iii)	The Committee shall from time to time, as required, report its actions to the Pension Trust Fund Committee, which may review, alter or rescind any such actions.

Statement to General Chairmen and Pensioner Representative

(iv)
The Committee shall furnish to the General Chairmen of the Unions and the Pensioner representative an annual statement showing the financial position of the Fund and such other information as the Committee may consider desirable.

Committee Procedure

(h)	The Committee shall make rules not inconsistent with this Plan for its own government.

Secretary

(i)
The administrative officer appointed by the Company to be responsible for pension administration, or such other officer of the Company as may be designated by the Chairman of the Committee, shall act as Secretary of the Committee.

Article 3 – Organization (continued)

3.03    The Fund

(a)
Subject to Section B.5.1, all monies accruing to the Fund shall be deposited into a separate account to the credit of the Trustee and shall not form part of the revenues or assets of the Company. The Fund shall be administered in accordance with the Plan and the assets of the Fund shall be invested in the manner prescribed by the Regulations and in accordance with such directions as the Pension Trust Fund Committee may give except as provided in the Defined Contribution Provision. The Pension Trust Fund Committee, on terms and conditions satisfactory to it, may retain the services of an agent or agents or designate employees of the Company to invest or reinvest any of the assets of the Fund and may, but need not, delegate to any such agent, agents or employees any of the power or authority that may be vested in it in relation to the investment or reinvestment of any such assets.

Payments from the Fund

(b)	Subject to Section B.5.2, there shall be paid from the Fund

(i)	the cost of administering the Plan and the Fund, and

(ii)	all pensions, lump sums, refunds and Interest to be paid under this Plan.

Company Contributions to the Fund

(c)
The Company shall pay into the Fund from time to time such amounts as may be adequate to enable the Fund, in accordance with such tests and standards for solvency as are prescribed by the Regulations, to provide for payment of all pensions, lump sums, refunds, Interest and administrative costs required to be paid under the Plan. The Company contribution requirements under the Defined Contribution Provision are set out in Appendix B.

Cessation of Company Contributions and Surplus

(d)
(i)    Cessation of required contributions by the Company under this Plan shall be deemed to effect a termination of the Plan. In the event of the termination or winding-up of this Plan, the Fund shall first be applied by the Trustee towards making full provision, in accordance with the provisions of the Act and Regulations, for any pension or other benefits in accordance with the Plan in respect of Service up to the date of such termination or winding-up and any remaining assets shall become the property of the Company.

(ii)	Notwithstanding clause (i), a refund of a surplus in the Fund may be made to the Company only to the extent permitted by the Act and Regulations.

Article 4 – Membership

4.01	Eligibility: Full-Time Employees

(a)	An Employee who is engaged to work on a full-time basis shall elect to become a Member upon commencing Service if the Employee

(i)	is in a position covered by a collective agreement with a Union, or

(ii)	is not a Canadian Employee and is not covered by another pension plan provided by the Company, or

(iii)	is a Management Employee hired on or after January 1, 2001,

unless the Employee objects thereto because of religious beliefs. Any other Employee engaged to work on a full-time basis may elect to become a Member.

Eligibility: Part-Time Employees

(b)
(i)    An Employee who is engaged to work on a part-time basis may elect to become a Member upon completion of twenty-four (24) months of continuous Service if the salary or wages, including overtime and incentive pay paid to the Employee by the Company were at least thirty-five percent (35%) of the Year’s Maximum Pensionable Earnings in each of two (2) consecutive calendar years after December 31, 1984.

(ii)    Notwithstanding clause (b)(i), a Management Employee hired on or after January 1, 2001 and who is engaged to work on a regular part-time basis shall become a Member upon completion of twenty-four (24) months of continuous Service if the salary or wages, including overtime and incentive pay paid to the Employee by the Company were at least thirty-five percent (35%) of the Year’s Maximum Pensionable Earnings in each of two (2) consecutive calendar years.

(iii)    Notwithstanding clauses (b)(i) and (b)(ii), effective January 1, 2002, a Management Employee who is engaged to work on a regular part-time basis may elect to become a Member at any other date prior to the date specified in clauses (b)(i) or (b)(ii) as applicable, but no earlier than January 1, 2002.

4.02    Election to Join

An election under paragraph 4.01 shall be made by notice in writing to the pension department in such form as the Company may require.

4.03    Management Employees: Participation and Transfer

(a)
A Management Employee who is an active Member of the Plan as of his Election Date shall, subject to subparagraph (e) and paragraph 4.05, irrevocably elect on or before his Election Date to either remain a DB Member or become a DC Member, effective January 1, 2001.

Article 4 – Membership (continued)

(b)
(i)    A Management Employee who joins the Plan on or after November 1, 2000, but before January 1, 2001, shall, subject to paragraph 4.05, irrevocably elect on or before his Election Date to either become and remain a DB Member, or become a DC Member effective January 1, 2001.

(ii)	A Management Employee who joins the Plan on or after January 1, 2001 shall, subject to paragraph 4.05, irrevocably elect to become either a DB Member or a DC Member.

(iii)	Notwithstanding subparagraph (a), a Management Employee who is participating in a bridging program sponsored by the Company on or before January 1, 2001 shall remain a DB Member.

(c)
A Member of the Plan electing to become a DC Member pursuant to subparagraph (a) shall transfer his Conversion Value representing his benefits accrued under the Plan as of December 31, 2000 to the Defined Contribution Provision of the Plan.

(d)
Notwithstanding subparagraphs (a), (b) and (c), an Employee in a position covered by a collective agreement with a Union shall, upon becoming a Management Employee on or after January 1, 2001, and subject to paragraph 4.05, irrevocably elect to either remain a DB Member or become a DC Member. In no event, however, shall a Conversion Value be determined in respect of such Employee nor shall the Employee be permitted to transfer to the Defined Contribution Provision the value of any or all of his defined benefits accrued to the effective date of such election.

(e)
Notwithstanding subparagraphs (a), (b) and (c), a Management Employee who is a DC Member, upon becoming an Employee in a position covered by a collective agreement with a Union, shall, upon becoming such an Employee, continue to accrue benefits under the Plan but he shall cease to do so under the Defined Contribution Provision. Further, he shall be required to leave his benefits accrued under the Defined Contribution Provision, including those transferred pursuant to subparagraph (c), if any, in his Accounts until such time as he reaches his Retirement Date, dies or terminates.

4.04    Irrevocability of Transfer of Benefits

A transfer of a Member’s Conversion Value to the Defined Contribution Provision made in accordance with paragraph 4.03 shall be irrevocable and shall constitute a full discharge of the Plan for the defined benefits represented by such Conversion Value.

4.05    Option to Become DB Member at Age 45

A DC Member may irrevocably elect, on a form prescribed by the Company, prior to and effective the January 1 coincident with or immediately subsequent to his attaining age 45, to become a DB Member. However, such election shall only be in respect of Service on and after such January 1. Further, a DC Member so electing shall be required to leave his benefits accrued under the Defined Contribution Provision, including those transferred pursuant to subparagraph 4.03(c), in his Accounts until such time as he reaches his Retirement Date, dies or terminates.

Article 4 – Membership (continued)

4.06    Deemed Election

(a)
Any Management Employee who is an active member of the Plan as of October 31, 2000 and fails to make an election in accordance with subparagraph 4.03(a) shall be deemed to have irrevocably elected to remain a DB Member.

(b)
Any Management Employee who joins the Plan on or after November 1, 2000 but before January 1, 2001 and fails to make an election in accordance with clause 4.03(b)(i) shall be deemed to have irrevocably elected to remain a DB Member.

(c)
Any Management Employee who joins the Plan on or after January 1, 2001 but before January 1, 2008 and fails to make an election in accordance with clause 4.03(b)(ii) shall, subject to paragraph 4.05, be deemed to have irrevocably elected to become a DC Member.

(d)
Any Management Employee who joins the Plan on or after January 1, 2008 and fails to make an election in accordance with clause 4.03(b)(ii) shall be deemed to have irrevocably elected to become a DB Member.

(e)	Any Management Employee described in subparagraph 4.03(d) who fails to make an election thereunder shall be deemed to have irrevocably elected to remain a DB Member.

4.07    Cessation of Membership

Membership in the Plan ceases on the earliest of

(a)	the Retirement Date of the Member,

(b)	the date the Member ceases to be an Employee,

and

(c)	the date of termination of the Plan.

Notwithstanding anything in this paragraph, a Member who is transferred between employers as listed under ‘Company’ shall be deemed not to have ceased Membership in the Plan upon such transfer and shall continue to accrue benefits under this Plan.

4.08    Re-employed Pensioner

Notwithstanding anything in this Article, no person who has retired under the Plan may become a Member.

Article 5 – Contributions

5.01    Canadian Employees

(a)
Every Member who is a Canadian Employee shall, in respect of each period of Pensionable Service after June 30, 2006, contribute to the Fund in accordance with the percentages set out in the table below:

Periods of Pensionable Service:	Earnings that Do Not Exceed the Year’s Maximum Pensionable Earnings:	Earnings that Exceed the Year’s Maximum Pensionable Earnings:
TCRC-MWED	5.45%	7.03%
CPPA	5.67%	7.25%
TC/USWA	5.67%	7.25%
IBEW	5.67%	7.25%
CAW-TCA	5.48%	6.98%
TCRC-RTE	7.19%	7.48%
RCTC	5.48%	6.98%
Management	3.50%	5.50%

Notwithstanding the foregoing, the contribution rates set out above for periods of Management Service shall apply to:

(i)
Only those periods of Management Service when the Management Employee does not participate in the Defined Contribution Provision and during which the Employee’s salary and wages are paid in Canadian currency, and

(ii)	Base Earnings rather than Earnings.
A DC Member participating in the Defined Contribution Provision shall contribute in accordance with Appendix B.

American Employees

(b)
Every Member to whom an American Act applies shall contribute annually to the Fund, in respect of the Member’s Pensionable Service in the United States, 6.98% of Earnings that exceed the Taxable Wage Base in respect of each year after 1991.

Other Employees

(c)	Every Member who is neither a Canadian Employee nor a Member to whom an American Act applies shall in respect of each year after 1991 contribute 6.98% of Earnings.

Special Cases

(d)	Notwithstanding subparagraphs (a) through (c),

Article 5 – Contributions (continued)

War Service

(i)	no contributions are required in respect of any period referred to in paragraph 6.02,

Public Office

(ii)
the contributions required in respect of a period referred to in paragraph 6.03 are, subject to the limit on contributions prescribed as a condition for registration of the Plan in the Income Tax Regulations (Canada), twice the amount determined in accordance with subparagraph (a), and

Union Service

(iii)
the contributions required in respect of a period referred to in subparagraph 6.05(c) are, subject to the limit on contributions prescribed as a condition for registration of the Plan in the Income Tax Regulations (Canada), twice the amount determined in accordance with subparagraph (b).

Maximum Earnings

(e)
(i)    For the purposes of subparagraphs 5.01(a), 5.01(c) and 5.01(d), as such subparagraphs refer to a period of Union Service, “Earnings” are limited to the product of fifty (50) and the Defined Benefit Limit for the year in which the contribution is to be made.

(ii)
For the purposes of subparagraph 5.01(a), as such subparagraph refers to a period of Management Service, “Base Earnings” are limited to the product of fifty (50) and the Defined Benefit Limit for the year in which the contribution is to be made.

(f)	For the purposes of subparagraph 5.01(b), “Earnings” shall be modified, with respect to contributions required to be made at any time after July 31, 1991, to be:

(i)
In respect of Members whose Date of Cessation of Membership is on or after January 1, 2002: that portion of the Member’s Earnings in excess of the Taxable Wage Base, that does not exceed on an annual basis an amount equal to the product of fifty (50) and the Defined Benefit Limit for the year in which the contribution is to be made; and

(ii)
In all other cases: the portion of the Member’s Earnings in excess of the Taxable Wage Base, that does not exceed on an annual basis an amount equal to the product of fifty (50) and the Defined Benefit Limit for the year in which the contribution is to be made, converted into American currency.

Management Employees on Disability

Article 5 – Contributions (continued)

(g)
In the event a Member who is a Management Employee and who is not a Member participating in the Defined Contribution Provision becomes totally disabled as certified by a qualified medical doctor licensed to practice in Canada, he shall cease to be required to contribute to the Plan for the period of time during which he is in receipt of benefits from the Company’s long-term disability plan. Such Member shall accrue Pensionable Service while totally disabled as certified by a qualified medical doctor licensed to practice in Canada and shall continue to accrue pension benefits based on his Base Earnings in effect at the date such disability commenced for as long as he continues to receive the aforementioned long-term disability benefits. Furthermore, Base Earnings will be indexed annually in accordance with increases in the Canadian Average Industrial Wage. In no event, however, shall such a disabled Member accrue pension benefits after the earlier of the date the Member attains age 65 and the date of termination of the Plan. Further, the period of time during which such Member is accruing benefits in accordance with this clause shall be excluded in determining Averaged Incentive Compensation under paragraph 2.06. For greater clarity, the cessation of the requirement to contribute to the Plan shall apply only to an Employee who was a Member prior to becoming disabled.

5.02    Payment of Contributions

(a)	A Member who is required to elect membership in the Plan shall commence making contributions upon entering Service.

(b)	All other Members shall commence making contributions in the first pay period that commences in the month following the month in which the Employee elected to become a Member.

(c)	Unless otherwise provided in this Plan, a Member shall make contributions for each calendar month of Pensionable Service to a maximum of thirty-five (35) years.

(d)
Notwithstanding subparagraph (c), a Member shall not be required to make contributions in respect of a period of Service that, because of the effect of the Maximum Deemed Service provisions contained in Article 6, is not credited as Pensionable Service.

5.03    Currency

(a)
In respect of Members whose Date of Cessation of Membership is prior to January 1, 2002: All contributions made otherwise than in Canadian funds shall be credited to the Member’s account in the currency in which they were paid. Where a Member is transferred, with the result that the Member is paid in another currency, the Member’s accumulated contributions and Interest thereon shall be converted into such other currency at the rate of exchange in effect at the time of the transfer.

(b)	In respect of Members whose Date of Cessation of Membership is on or after January 1, 2002:

(i)
All contributions made otherwise than in Canadian funds prior to January 1, 2002 shall be converted into Canadian currency based on the average exchange rates for each of the calendar years during which the contributions were remitted; and

Article 5 – Contributions (continued)

(ii)	All contributions on and after January 1, 2002 are calculated and credited to the Member’s account in Canadian currency.

Article 6 – Pensionable Service

6.01    Pensionable Service

“Pensionable Service” is any period of Service by a Member in respect of which all contributions required under this Plan have been made and includes any period

(a)	(i) after December 31, 1958 and before January 1, 1991, when the Member is temporarily absent due to a compensable injury suffered in the course of employment,

(ii)    after December 31, 1990, when the Member is temporarily absent due to a compensable injury suffered in the course of employment and such period is certified by a medical doctor, licensed to practice under the laws of a province or of the place where the Member resides, as being a period of disability,

(iii)    after December 31, 1990, when the Member is temporarily absent due to a compensable injury suffered in the course of employment and such period is not certified by a medical doctor, licensed to practice under the laws of a province or of the place where the Member resides, as being a period of disability, subject to Maximum Deemed Service,

(b)	(i) after June 30, 1971 and before January 1, 1991, when the Member is temporarily absent on account of illness,

(ii)    after December 31, 1990, when the Member is temporarily absent on account of illness and such period is certified by a medical doctor, licensed to practice under the laws of a province or of the place where the Member resides, as being a period of disability,

(iii)    after December 31, 1990, when the Member is temporarily absent on account of illness and such period is not certified by a medical doctor, licensed to practice under the laws of a province or of the place where the Member resides, as being a period of disability, subject to Maximum Deemed Service,

(c)	during which a Member is disabled and is represented by TCRC-MWED, CPPA, TC/USWA, IBEW or RCTC.

A Member shall be deemed to be disabled for the purposes of this subparagraph if the Member suffers from a physical or mental impairment, as certified in writing by a qualified medical doctor licensed to practice in Canada, which meets the qualification criteria for receipt of benefits under the Union’s long-term disability plan or, where applicable to Members represented by CPPA, the Company’s long-term disability plan, and prevents the Member from performing the duties of employment in which the Member was engaged before the commencement of the impairment.

A Member shall be deemed to cease to be disabled on the earlier of the date on which the Member ceases to qualify as disabled in accordance with the above requirements and the Member’s Normal Retirement Date,

Article 6 – Pensionable Service (continued)

(d)	after May 31, 1976, of lay-off not included in Pensionable Service under subparagraph (f) that does not exceed twelve (12) consecutive calendar months, where

(i)	at the commencement of the lay-off the Member has at least twenty (20) years of cumulative Service, and

(ii)	(A) being covered by a collective agreement, the Member, throughout the lay-off, has fully exercised seniority rights to hold a position on the Member’s basic seniority territory, or

(B)	not being covered by a collective agreement, the Member, throughout the lay-off, has not declined to accept another position offered by the Company,

(e)	after February 28, 1985, when a Member is on leave due to child care responsibilities, including maternity leave, granted by the Company pursuant to the Canada Labour Code,

(f)	of leave of absence in respect of which a Member receives any Earnings other than Deemed Earnings,

(g)	of lay-off during which the Member is entitled to receive Employment Security Benefits,

(h)    on and after January 1, 2004, when a Member is on compassionate care leave, granted by the Company pursuant to the Canada Labour Code, and

(i)    included as Pensionable Service in accordance with Article 17.

6.02    War Service

(a)	The period during which a Member was absent on leave for active service in the Armed Forces of Canada or Canada’s Allies in World War II shall be included as Pensionable Service.

(b)	Subparagraph (a) shall apply mutatis mutandis to the extent required by law to any other period during which a Member is absent on leave for active service in the Armed Forces of Canada.

6.03    Public Office

The period during which a Member is absent on leave to serve as a member of the Parliament of Canada or any Provincial Legislature in Canada (or in any other elected public position approved by the Committee and the Pension Trust Fund Committee) shall be included as Pensionable Service if the Member

(a)	elects by written notice to the pension department within one (1) month after the grant of leave to continue to contribute throughout the leave,

(b)	while on leave is not accruing benefits under another pension plan other than the Canada Pension Plan or the Quebec Pension Plan, and

(c)	throughout the leave continues to contribute to the Fund;

Article 6 – Pensionable Service (continued)

provided, however, that the period of such leave that may be included as Pensionable Service shall not, without the approval of Revenue Canada, exceed three (3) years.

6.04    Public Service

Where a Member terminates employment to accept a position in the public service, the Committee may authorize an arrangement by which the Member would, upon subsequently resuming membership, be credited with the Pensionable Service rendered by that person prior to termination only if the Member transfers directly to the Fund the amount of any refunded contributions and other payments made to the Member out of the Fund with respect to such a period from a registered retirement savings plan, a deferred profit sharing plan, or another registered pension plan.

6.05    Union Service

(a)
The period during which a Member is absent on leave to serve as General Chairman, Regional Deputy, Assistant General Chairman, Vice-President, Dominion Legislative Representative (or any other official position approved by the Pension Trust Fund Committee) of a Union shall be included as Pensionable Service.

(b)
The period during which a Member who does not hold a position described in subparagraph (a) is absent on short leave to perform official duties relating to collective agreements and their administration as a representative of a Union shall be included as Pensionable Service.

(c)	The period during which a Member referred to in subparagraph (a) is subject to an American Act shall be included as Pensionable Service rendered in the United States.

6.06    Reinstatement

Where a Member is dismissed and reinstated in Service within two (2) years of the dismissal, the Pensionable Service of the Member rendered prior to the dismissal shall be included in the Member’s Pensionable Service if within three (3) months after reinstatement the Member transfers directly to the Fund the amount of any refunded contributions and other payments made to the Member out of the Fund with respect to such a period from a registered retirement savings plan, a deferred profit sharing plan, or another registered pension plan.

6.07	Maximum Deemed Service

With effect from January 1, 1991,

(a)
the accumulation of Pensionable Service under clause 6.01(a)(iii), clause 6.01(b)(iii), subparagraph 6.01(d), subparagraph 6.01(e), subparagraph 6.01(f), subparagraph 6.01(g), subparagraph 6.01(h), subparagraph 6.02(b), paragraph 6.03, subparagraph 6.05(a) or subparagraph 6.05(b) shall be subject to Maximum Deemed Service, and

(b)	any period of Service described in clause 6.01(a)(iii), clause 6.01 (b)(iii), subparagraph 6.01(d), subparagraph 6.01(e), subparagraph 6.01(f), subparagraph 6.01(g), subparagraph 6.02

Article 6 – Pensionable Service (continued)

(b), paragraph 6.03, subparagraph 6.05(a) or subparagraph 6.05(b) that is rendered by a Member after the Member has attained Maximum Deemed Service shall be credited as Pensionable Service in proportion to the ratio of the remuneration actually received by the Member (including remuneration paid by a Union in respect of a period described in subparagraph 6.05(a) or subparagraph 6.05(b)), if any, during that period to the remuneration the Member would have received if the Member had rendered service to the Company on a regular basis.

6.08    Maximum Deemed Service - Exception for Union Service

Notwithstanding paragraph 6.07, where a Member is absent on leave for a purpose set out in subparagraph 6.05(a) or subparagraph 6.05(b) and the salary or wages received by the Member from a Union in respect of the period of leave are equal to or greater than the Member’s Deemed Earnings during that period, the accumulation of Pensionable Service under subparagraph 6.05(a) or subparagraph 6.05(b) shall not be subject to Maximum Deemed Service.

6.09    Maximum Pensionable Service

The Pensionable Service of a Member shall not include Service of the Member after the date the Member’s Pensionable Service totals thirty-five (35) years.

6.10    Calculating Pensionable Service

For the purpose of calculating Pensionable Service,

(a)
a Member who is engaged to work on a full-time basis shall be credited with a full month of Pensionable Service for each month in which the Member renders any Service, subject, after December 31, 1990, to Maximum Deemed Service,

(b)
a Member who is engaged to work on a part-time basis shall be credited with a full month of Pensionable Service for every twenty-one (21) days of Pensionable Service, subject, after December 31, 1990, to Maximum Deemed Service, and

(c)	the effect of paragraph 6.07 shall not be taken into account in determining whether a Member, Former Member, Spouse or Post-Retirement Spouse is entitled to any benefit described in this Plan.

6.11    Defined Contribution Provision

(a)
In the event a Member is participating in the Defined Contribution Provision, Pensionable Service shall be credited in accordance with this Article 6 and recognizing periods during which Required DC Contributions are made pursuant to Article B.8 of Appendix B.

(b)	Pensionable Service credited while a Member is participating in the Defined Contribution Provision shall not be recognized in determining defined benefits under Article 8.

(c)	Pensionable Service in respect of which defined benefits have been transferred in accordance with paragraph 4.03 shall not be recognized in determining defined benefits under Article 8.

Article 6 – Pensionable Service (continued)

(d)	Pensionable Service described under subparagraphs (b) and (c), if applicable, above shall be recognized in determining eligibility for any defined benefit entitlements for a Member:

(i)	electing to join the defined benefit portion of the Plan in accordance with paragraph 4.05,

(ii)	required to join the defined benefit portion of the Plan in accordance with subparagraph 4.03(e), or

(iii)	who was in a position covered by a collective agreement with a Union and, who upon becoming a Management Employee, elects to participate in the Defined Contribution Provision.

Article 7 – Retirement Date

7.01    Normal Retirement Date

(a)
(i)    Subject to clauses (ii), (iii) and (iv), the Normal Retirement Date of a Member or Former Member shall be the last day of the month in which the Member or Former Member attains the age of sixty-five (65) years.

(ii)    (A)    For periods of CPPA Service for Members whose Date of Cessation of Membership is prior to April 1, 2006; and/or

(B)    For periods of IBEW Service for Members whose Date of Cessation of Membership is prior to October 1, 2005,

the Normal Retirement Date provided in clause (i) shall not be later than the last day of the month when the sum of the Member’s or Former Member’s age plus Pensionable Service is at least eighty-five (85) years and the age is at least fifty-five (55) years.

(iii)    With respect to every Member

(A)	who ceases to be a Member at the initiative of the Company during a period as may be set by the Executive Committee of the Company from time to time;

(B)    who is not represented by a Union at the Date of Cessation of Membership; and

(C)    who is offered the opportunity to retire early without the Company’s consent,

the Normal Retirement Date provided in clause (i) shall not be later than the last day of the month when the sum of the Member’s or Former Member’s age plus Pensionable Service is at least eighty-five (85) years, the Pensionable Service is at least twenty-five (25) years, and the age is at least fifty-five (55) years.

(iv)
Notwithstanding clause (i), the Actuarially Equivalent lump sum value of the Member’s Pension Accrued to the Date of Cessation of Membership shall not be less than the amount determined in accordance with Article 20.

(b)
All Employees who have not retired earlier shall, unless contrary to applicable law, be retired at the age of sixty-five (65) years if their employment is not continued beyond that age in accordance with paragraph 7.04.

7.02	Early Retirement Date

Subject to paragraph 20.04, a Member or Former Member may retire early on the last day of any month in the ten (10)-year period preceding the Normal Retirement Date.

Article 7 – Retirement Date (continued)

7.03    Disability Retirement Date

(a)
Any Member who is represented by CAW-TCA or TCRC-RTE on their Retirement Date, who has at least ten (10) years of Pensionable Service and who suffers from a physical or mental impairment that is certified in writing by a physician as preventing the Member from engaging in any employment for which the Member is reasonably suited by virtue of the Member’s education, training or experience and that can reasonably be expected to last for the remainder of the Member’s lifetime, may, at the discretion of the Committee, be retired either upon application by the Member or upon recommendation by the Member’s department head.

(b)
A Member applying or recommended for retirement under subparagraph (a) shall, unless otherwise determined by the Committee, be examined by a medical officer of the Company, whose report, together with the recommendation of the chief medical officer of the Company, shall be transmitted to the Committee for its consideration.

(c)	The Disability Retirement Date shall be the date fixed by the Committee in each case.

7.04    Late Retirement Date

(a)
The Company may, with the concurrence of the Employee and, in the case of an Employee covered by a collective agreement, with the approval of the Committee, retain in Service an Employee who has reached the age of sixty-five (65) years if in the judgment of the Company it is in its interest to do so. The Company shall retain in Service an Employee who has reached the age of sixty-five (65) years if the applicable law so requires. Where a Member remains in Service and is not receiving a pension under this Plan, the Member’s Service after reaching the Normal Retirement Date shall, subject to paragraph 6.09, be included in the Member’s Pensionable Service.

(b)
The Late Retirement Date shall be the last day of the last month after the Normal Retirement Date in which the Member renders Service; provided, however, that for the purposes of this Plan no Late Retirement Date of a Member shall be later than the day preceding the Member’s seventy-first (71st) birthday irrespective of whether or not the Member’s Service continues thereafter.

With effect from January 1, 1997, notwithstanding any other provision of the Plan, the pension benefits to which an individual is entitled under the Plan will commence to be paid not later than the end of the calendar year in which the individual attains 69 years of age, or such other time as is acceptable under the Income Tax Act and the Regulations thereunder.

Article 8 – Lifetime Pension Formula

8.01    Canadian Service

Subject to clause 7.01(a)(iv), in respect of Pensionable Service in Canada, the pension shall be an amount, calculated as at a Member’s Date of Cessation of Membership, equal to the sum of (a), (b) and (c), where:

(a)	is two percent (2%) of the Member’s Highest Plan Earnings multiplied by the Member’s Pensionable Service in Canada before January 1, 1966,

(b)
is, for periods of Pensionable Service in Canada after December 31, 1965, the aggregate of, for each period of Union Service or Management Service after December 31, 1965, the Member’s Highest Plan Earnings up to the Average Year’s Maximum Pensionable Earnings multiplied by the period of Union Service or Management Service after December 31, 1965 multiplied by the percentage determined from the following table:

Period of Pensionable Service after December 31, 1965:	Effective Date	Percentage
TCRC-MWED Service	August 1, 2007	1.80%
CPPA Service	January 1, 2004	1.80%
TC/USWA Service	January 1, 2006	1.80%
IBEW Service	January 1, 2004	1.80%
CAW-TCA Service	January 1, 2004	1.80%
TCRC-RTE Service	January 1, 2008	1.80%
RCTC Service	July 1, 2006	1.80%
Management Service	January 1, 1998	1.30%

provided the Member’s Date of Cessation of Membership is on or after the applicable effective date as referenced in the table above.

(c)	is two percent (2%) of the Member’s Highest Plan Earnings in excess of the Average Year’s Maximum Pensionable Earnings multiplied by the Member’s Pensionable Service in Canada after December 31, 1965.

For purposes of subparagraphs (a), (b) and (c) above, the Highest Plan Earnings to be used for each period of Pensionable Service shall reflect the definition of Highest Plan Earnings as applicable for each Union or as a Management Employee at the Member’s Date of Cessation of Membership.

8.02    United States Service

(a)
In respect of Pensionable Service rendered in the United States, the pension shall be an amount, calculated as at a Member’s Date of Cessation of Membership, equal to two percent (2%) of the Member’s Highest Plan Earnings in excess of the Taxable Wage Base multiplied by the Member’s Pensionable Service in the United States.

Article 8 – Lifetime Pension Formula (continued)

(b)
Where the sum of the pension calculated in accordance with subparagraph (a) and the pension granted under the applicable American Act is less than the pension that would have been payable under this Plan if the Member’s Service had been in Canada, the pension calculated in accordance with subparagraph (a) shall be increased so that the sum of such pension and the pension granted under the applicable American Act equals the pension that would have been payable under this Plan if the Member’s Service had been in Canada.

8.03    Canadian and United States Service

(a)	Where a Member rendered Service in Canada and in the United States, the pension shall be an amount, calculated as at the Member’s Date of Cessation of Membership, equal to the sum of

(i)    the pension calculated in accordance with paragraph 8.01; and

(ii)    the pension calculated in accordance with subparagraph 8.02(a).

(b)
Where the sum of the pension calculated in accordance with subparagraph (a) and the pension granted under the applicable American Act is less than the pension that would have been payable under this Plan if all the Member’s Service had been in Canada, the pension calculated in accordance with subparagraph (a) shall be increased so that the sum of such pension and the pension granted under the applicable American Act equals the pension that would have been payable under this Plan if the Member’s Service had been in Canada.

8.04    Service Outside Canada and the United States

(a)	Where a Member rendered Pensionable Service outside Canada and the United States, the pension shall be an amount, calculated as at the Member’s Date of Cessation of Membership, equal to the sum of

(i)	two percent (2%) of the Member’s Highest Plan Earnings multiplied by the Member’s Pensionable Service outside Canada and the United States,

(ii)	the pension, if any, calculated in accordance with paragraph 8.01, and

(iii)	the pension, if any, calculated in accordance with subparagraph 8.02(a).

(b)
Where the sum of the pension calculated in accordance with subparagraph (a) and the pension, if any, granted under the applicable American Act is less than the pension that would have been payable under this plan if all the Member’s Service had been in Canada, the pension calculated in accordance with subparagraph (a) shall be increased so that the sum of such pension and the pension granted under the applicable American Act equals the pension that would have been payable under this Plan if the Member’s Service had been in Canada.

Article 8 – Lifetime Pension Formula (continued)

8.05    Minimum Pension

(a)
A pension calculated in accordance with paragraph 8.01, 8.02, 8.03 or 8.04 shall, if less than sixty dollars ($60) per month, be increased to sixty dollars ($60) per month; provided, however, that the application of this paragraph to Pensioners receiving pensions in a currency other than Canadian currency, shall be at the discretion of the Committee.

(b)	Where the amount of any pension payable under this Plan is less than that required under the Act or Regulations, the amount shall be increased to that required under the Act or Regulations.

8.06    Maximum Pension

Notwithstanding anything else in this Article, the amount of pension in respect of Pensionable Service rendered after July 31, 1991, excluding that portion of the amount, if any, attributable to the operation of subclause 11.02(a)(i)(B), shall not exceed an amount equal to the product of

(a)	Pensionable Service after July 31, 1991,

and

(b)	the lesser of

(i)	two percent (2%) of the Member’s Highest Plan Earnings,

and

(ii)	one-twelfth (1/12) of the Defined Benefit Limit for the year in which the pension commences to be paid.

8.07    Maximum Pension Increase

Notwithstanding anything else in this Article and subject to paragraph 17.07, the amount of pension in respect of Pensionable Service rendered before August 1, 1991 where the pension formula is increased after such date in accordance with paragraph 8.01 or where clause 2.27(d)(ii) is applied to Highest Plan Earnings, excluding that portion of the amount, if any, attributable to the operation of subclause 11.02(a)(i)(B), shall not exceed an amount equal to the greater of A and B, where A is the amount equal to the product of:

(a)	Pensionable Service before August 1, 1991,

and

(b)	the lesser of

(i)	two percent (2%) of the Member’s Highest Plan Earnings,

and

Article 8 – Lifetime Pension Formula (continued)

(ii)	one-twelfth (1/12) of the Defined Benefit Limit for the year in which the pension commences to be paid,

and

B is equal to the amount of pension that would have accrued in respect of Pensionable Service before August 1, 1991 had the pension formula not been so increased or had clause 2.27(d)(ii) not been applied to Highest Plan Earnings, as applicable.

Article 8A –     Supplemental Pension

8A.01
Subject to Article 20, for a Member who has TC/USWA Service and who retires prior to January 1, 2006, in addition to a Lifetime Pension, the Supplemental Pension shall be an amount, calculated as at a Member’s Date of Cessation of Membership, payable from the latter of the Member’s Retirement Date and the last day of the month when the sum of the Member's or Former Member's age plus Pensionable Service is at least eighty-five (85) years and the age is at least fifty-five (55) years to the end of the month in which the earlier of the Member’s date of death and the date the Member attains age 65 occurs, determined as (a) minus (b), where:

(a)
equals the sum of one and eight-tenths percent (1.8%) of the Member’s Highest Plan Earnings up to the Average Year’s Maximum Pensionable Earnings plus two percent (2.0%) of the Member’s Highest Plan Earnings in excess of the Average Year’s Maximum Pensionable Earnings, multiplied by the Member’s TC/USWA Service after December 31, 1965, and

(b)	equals the Lifetime Pension in respect of the Member’s TC/USWA Service after December 31, 1965.

8A.02    Maximum Supplemental Pension
Notwithstanding anything else in this Article, the monthly Supplemental Pension shall not exceed the product of (a) and (b) where:

(a)	is equal to the sum of:

(i)	the maximum monthly pension benefit payable under the Old Age Security Act as at the Member’s Retirement Date; and

(ii)
the maximum monthly pension benefit payable under the Canada Pension Plan as at the Member’s Retirement Date to a person commencing to receive such pension benefit at age 65, multiplied by the ratio, not to exceed one, that the total of his Earnings for the three calendar years in which the remuneration is the highest bears to the total of the Year’s Maximum Pensionable Earnings for those three years; and

(b)	is equal to the product of:

(i)	the result obtained when the lesser of ten and the Member’s Pensionable Service is divided by ten; and

(ii)	100% less 0.25% for each month, if any, by which the Member’s Retirement Date precedes the date he would attain age 60.
8A.03    Maximum Retirement Income Payable Prior to Age 65
Notwithstanding anything else in this Article, at a Member’s Retirement Date, the Supplemental Pension will be limited, if necessary, to ensure that the aggregate of the Lifetime Pension and the Supplemental Pension, both in respect of Pensionable Service after July 31, 1991, shall not exceed the sum of (a) and (b), where:

(a)	is equal to the product of:

(i)	one-twelfth (1/12) of the Defined Benefit Limit, and

(ii)	Pensionable Service after July 31, 1991; and

(b)	is equal to the product of:

Article 8A – Supplemental Pension (continued)

(i)
25% of one-twelfth (1/12) of the average of the Year’s Maximum Pensionable Earnings for the calendar year in which the retirement income commences to be paid and the two preceding calendar years, divided by 35, and

(ii)    the lesser of 35 and Pensionable Service after July 31, 1991.

Article 9 – Amount of Pension

9.01    Normal Retirement

A Member or Former Member who retires at the Normal Retirement Date and who has been a Member for at least two (2) years, shall be entitled to:

(a)	A lifetime pension equal in amount to:

(i)    if the Member or Former Member has no Spouse at the Retirement Date, the pension calculated in accordance with Article  8 or Article 11, as the case may be,

(ii)    if the Member or Former Member has a Spouse at the Retirement Date and the Spouse has elected in prescribed form to receive the benefit described in clause 12.07(a)(i), and adjusted if applicable in accordance with paragraph 12.09, the pension calculated in accordance with Article 8 or Article 11, as the case may be,

(iii)    if the Member or Former Member has a Spouse at the Retirement Date and the Spouse has not elected in the manner referred to in clause (ii), the Actuarial Equivalent of the pension calculated in accordance with clause (ii).

(b)	A temporary pension equal in amount to:
(i)    if the Member or Former Member has no Spouse at the Retirement Date, the Supplemental Pension calculated and payable in accordance with Article 8A,

(ii)    if the Member or Former Member has a Spouse at the Retirement Date and the Spouse has elected in prescribed form to waive his/her right to the benefit described in clause 12.07(a)(ii), the Supplemental Pension calculated and payable in accordance with Article 8A,

(iii)
if the Member or Former Member has a Spouse at the Retirement Date and the Spouse has not elected in prescribed form to waive his/her right to the benefit described in clause 12.07(a)(ii), the Actuarial Equivalent of the Supplemental Pension set out in clause (ii).

9.02    Early Retirement

(a)
Subject to subparagraph (c) and clause 7.01(a)(iv), where a Member retires with the Company’s consent at an Early Retirement Date and has at least twenty-five (25) years of Pensionable Service, the sum of the Member’s age and Pensionable Service is at least eighty-five (85) years and the Member has attained the age of fifty-five (55) years, the Member is entitled to a pension equal in amount to

(i)	if the Member has no Spouse at the Retirement Date, the pension calculated in accordance with Article 8 or Article 11, as the case may be,

Article 9 – Amount of Pension (continued)

(ii)
if the Member has a Spouse at the Retirement Date and the Spouse has elected in prescribed form to receive the benefit described in clause 12.07(a)(i), and adjusted, if applicable, in accordance with paragraph 12.09, the pension calculated in accordance with Article 8 or Article 11, as the case may be,

(iii)
if the Member has a Spouse at the Retirement Date and the Spouse has not elected in the manner referred to in clause (ii), the Actuarial Equivalent of the pension calculated in accordance with clause (ii).

(b)
In all other cases where a Member or Former Member retires at an Early Retirement Date and has been or was a Member for at least two (2) years, the Member or Former Member is entitled to a pension equal to the lesser of the Actuarial Equivalent of the pension, but excluding the Supplemental Pension, if applicable, otherwise payable from the Normal Retirement Date and the pension, but excluding the Supplemental Pension, if applicable, otherwise payable from the Normal Retirement Date reduced in accordance with the reduction factors contained in the Income Tax Regulations.

(c)
For periods of Management Service accrued on or after January 1, 2001 and for periods of TCRC-MWED Service, CPPA Service, TC/USWA Service, IBEW Service and CAW‑TCA Service, the twenty-five (25) years of Pensionable Service requirement provided in subparagraph 9.02(a) is removed. In addition, where the Member is a Management Employee on January 1, 2001, this provision shall also apply to the Member’s Pensionable Service accrued before such date, with the exception of periods of Union Service.

(d)    Supplemental Pension

Where a Member or Former Member retires on a Retirement Date, the Member or Former Member is entitled to a temporary pension, if applicable, commencing on the Member’s or Former Member’s Normal Retirement Date and equal in amount to:

(i)	if the Member or Former Member has no Spouse at the Retirement Date, the Supplemental Pension calculated and payable in accordance with Article 8A,

(ii)
if the Member or Former Member has a Spouse at the Retirement Date and the Spouse has elected in prescribed form to waive his/her right to the benefit described in clause 12.07(a)(ii), the Supplemental Pension calculated and payable in accordance with Article 8A,

(iii)
if the Member or Former Member has a Spouse at the Retirement Date and the Spouse has not elected in prescribed form to waive his/her right to the benefit described in clause 12.07(a)(ii), the Actuarial Equivalent of the Supplemental Pension set out in clause (ii).

Article 9 – Amount of Pension (continued)

9.03    Disability Retirement
A Member who retires at a Disability Retirement Date is entitled to a pension equal in amount to

(a)	if the Member has no Spouse at the Retirement Date, the pension calculated in accordance with Article 8,

(b)
if the Member has a Spouse at the Retirement Date and the Spouse has elected in prescribed form to receive the benefit described in clause 12.07(a)(i), and adjusted if applicable in accordance with paragraph 12.09, the pension calculated in accordance with Article 8,

(c)
if the Member has a Spouse at the Retirement Date and the Spouse has not elected in the manner referred to in subparagraph (b), the Actuarial Equivalent of the pension calculated in accordance with subparagraph (b).

(d)
Notwithstanding subparagraphs (a), (b) and (c), where the Member is receiving salary replacement benefits under the workers’ compensation legislation of any province, the pension calculated in accordance with Article 8 at Disability Retirement Date shall be reduced, if necessary, to ensure that the sum of the pension calculated in accordance with Article 8 at Disability Retirement Date after income tax and the workers’ compensation legislation benefits after income tax will not exceed seventy percent (70%) of the Member’s Highest Plan Earnings after income tax. The resulting pension at Disability Retirement Date may be revised when necessary to reflect changes in income tax rates and/or workers’ compensation legislation benefits.

Notwithstanding paragraph 7.03, the Disability Retirement Date of a Member shall not be earlier than the last day of the month for which the Member received or will receive salary replacement benefits under the workers’ compensation legislation of any province which, after income tax, are greater than or equal to seventy percent (70%) of the Members’ Highest Plan Earnings after income tax.

9.04    Late Retirement

A Member who retires at a Late Retirement Date and who has been a Member for at least two (2) years shall be entitled to a pension equal in amount to

(a)	if the Member has no Spouse at the Retirement Date, the pension calculated in accordance with Article 8,

(b)
if the Member has a Spouse at the Retirement Date and the Spouse has elected in prescribed form to receive the benefit described in clause 12.07(a)(i), and adjusted if applicable in accordance with paragraph 12.09, the pension calculated in accordance with Article 8,

(c)
if the Member has a Spouse at the Retirement Date and the Spouse has not elected in the manner referred to in subparagraph (b), the Actuarial Equivalent of the pension calculated in accordance with subparagraph (b).

Article 9 – Amount of Pension (continued)

9.05    Retirement with Less Than Two (2) Years’ Membership

A Member who retires and who has been a Member for less than two (2) years shall be entitled to a refund of the Member’s contributions and Interest thereon.

9.06	Transfer Option

With effect from January 1, 2001, a Member who is a Management Employee on his Retirement Date and who is entitled to a pension in accordance with one of paragraphs 9.01, 9.02 and 9.04 may elect to transfer the Actuarial Equivalent lump sum value of the pension to which he is entitled hereunder to a Locked-In Retirement Fund.

9.07    Minimum Employer Cost Rule

A Member’s lifetime pension provided for in paragraphs 9.01, 9.02, 9.03 or 9.04, as the case may be, shall include a lifetime pension that is Actuarial Equivalent to the excess of (a) over (b) where:

(a)	equals the Member’s contributions made after December 31, 1986 and Interest thereon, and

(b)
equals fifty percent (50%) of the Actuarially Equivalent lump sum value of the Member’s Pension Accrued during the period commencing December 31, 1986 and ending on the Date of Cessation of Membership.

In addition, where the Member was a Management Employee on January 1, 2001, this provision also applies to the Member’s Pensionable Service before January 1, 1987.

Article 10 – Payment of Pension

10.01    Monthly Payment

(a)
Pensions shall be paid in monthly installments. The first installment shall, unless otherwise determined by the Committee, be made on or about the fifteenth (15th) day after the end of the calendar month following the Member’s Retirement Date, or Normal Retirement Date with respect to the temporary pension, if any. Thereafter, installments shall, unless otherwise determined by the Committee, be made on or about the last day of each month throughout the lifetime, including the month of death, of the Pensioner, except that Supplemental Pension payments, if applicable, shall not extend beyond the end of the month in which the Members attains age 65.

(b)
Following the death of a Pensioner, monthly installments, determined in accordance with Article 12, shall be paid to the Pensioner’s Spouse or Post-Retirement Spouse, as the case may be, if any, commencing with the month following the month of death of the Pensioner, throughout the lifetime, including the month of death, of the Spouse, or

Post-Retirement Spouse, except that any Supplemental Pension payments to which the Spouse may be entitled shall not extend beyond the end of the month in which the Member would have attained age 65.

10.02    Level Income Option

Where a Member, other than a Member who retires pursuant to paragraph 7.03, or a Former Member retires prior to becoming entitled, solely by reason of age, to receive a retirement benefit under the Canada Pension Plan or the Quebec Pension Plan, the Member or Former Member may elect to have the pension to which the Member or Former Member is entitled under this Plan increased temporarily and thereafter reduced so as to anticipate on an Actuarially Equivalent basis all or part of the estimated amount of such retirement benefit to which the Member or Former Member will become entitled.

Notwithstanding the foregoing, a Member who retires or terminates employment and who is represented by TC/USWA on his/her Date of Cessation of Membership and receives or will receive a Supplemental Pension may not elect a level income option under this paragraph.

10.03    Credit Splitting

In this paragraph, the term “spouse” has the meaning given to it in section 25 of the Act.

(a)
Subject to section 25 of the Act, pension benefits, pension benefit credits and any other benefits under this Plan shall, on divorce, annulment or separation, be subject to applicable provincial property law.

(b)
Pursuant to subsection 25(4) of the Act, a Member or Former Member may, by written agreement, assign, effective as of divorce, annulment or separation, all or part of that Member’s or Former Member’s pension benefit, pension benefit credit or other benefit under the Plan to the Member’s or Former Member’s spouse. In the event of such an assignment, the spouse shall, in respect of the assigned portion of the pension benefit, pension benefit credit or other benefit, be deemed, except with respect to the matters referred to in subsections 21(2) to (6) of the Act,

Article 10 –     Payment of Pension (continued)

(i)	to have been a Member of the Plan, and

(ii)
to have ceased to be a Member of the Plan as of the effective date of the assignment, but a subsequent spouse of the spouse is not entitled to any pension benefit, pension benefit credit or any other benefit under the Plan in respect of that assigned portion.

(c)
In accordance with section 25 and subsection 36(3) of the Act, all or part of a Member’s or Former Member’s pension benefit, pension benefit credit or any other benefit under the Plan may be assigned to the Member’s or Former Member’s spouse by court order pursuant to applicable provincial property law.

(d)
Where, pursuant to section 25 of the Act, all or part of a pension benefit of a Member or Former Member is required to be distributed to the Member’s or Former Member’s spouse under a court order or a written agreement between the spouses, the pension benefit may be adjusted so that it becomes payable as two separate pensions, one to the Member or Former Member and the other to the Member’s or Former Member’s spouse, provided that the aggregate of the actuarial present values of the two pensions is not less than the actuarial present value of the pension benefit.

(e)	Notwithstanding applicable provincial property law, the aggregate of

(i)	the actuarial present value of the pension benefit or other benefit paid to a Member or Former Member, and

(ii)	the actuarial present value of the pension benefit or other benefit paid to the spouse of the Member or Former Member pursuant to this paragraph and section 25 of the Act shall not be greater than the actuarial present value of the pension benefit or other benefit, as the case may be, that would have been payable to the Member or Former Member had the divorce, annulment or separation not occurred.

10.04    Optional Forms of Pension: Management Employees

Subject to paragraph 10.06, with effect from January 1, 2001, a Member who is a Management Employee at his Retirement Date may, instead of the normal form, elect, prior to the Retirement Date, one of the optional forms of lifetime pension specified in this paragraph 10.04. The optional form of lifetime pension shall be Actuarially Equivalent to the applicable normal form of lifetime pension described in Article 9 and paragraph 10.01.

(a)	Life Annuity with a Guaranteed Period

A Member who does not have a Spouse at his Retirement Date may elect a reduced amount of lifetime pension with a guaranteed term of either 120 or 180 months. For greater clarity, in the event the Member dies prior to the end of such guaranteed term, the remaining guaranteed period and payments shall be completed prior to any payments pursuant to subparagraph 12.07(b).

(b)	Life Annuity Continuing to Spouse

Article 10 –     Payment of Pension (continued)

A Member who has a Spouse at his Retirement Date may elect a reduced amount of lifetime pension in a joint and survivor form on the lives of the Member and Spouse. Following the death of the Member, a percentage of the lifetime pension, either 80% or 100%, as elected by the Member, is payable to the Spouse if surviving, during the continued lifetime of the Spouse.

10.05    Optional Forms of Pension: Union Members

Subject to paragraph 10.06, a Member who is represented by a Union at his Retirement Date may, instead of the normal form, elect, prior to the Retirement Date, an optional form of lifetime pension as specified in subparagraph (a). The optional form of lifetime pension shall be Actuarially Equivalent to the applicable normal form of lifetime pension described in Article 9 and paragraph 10.01.

(a)    Life Annuity Continuing to Spouse

A Member who has a Spouse at his Retirement Date may elect a reduced amount of lifetime pension in a joint and survivor form on the lives of the Member and Spouse. Following the death of the Member, a percentage of the lifetime pension, either 80% or 100%, as elected by the Member, is payable to the Spouse if surviving, during the continued lifetime of the Spouse.

10.06    Conditions Applicable to Optional Forms of Pension

An election to receive an optional form of lifetime retirement pension under paragraph 10.04 or 10.05, as the case may be, may be revoked or changed provided either:

(a)	written notice of such revocation or change is received from the Member by the Company at least 30 days prior to payment of the first installment of the lifetime pension benefit; or

(b)	the Spouse under a surviving spouse option has died prior to payment of the first installment of the lifetime pension benefit to the Member.

For greater clarity, paragraph 12.08 shall continue to apply if the Member elects one of the optional forms of lifetime retirement pension described in paragraph 10.04 or 10.05. Furthermore, a Member who elects an optional form in accordance with paragraph 10.04 or 10.05 may not elect a level income option under paragraph 10.02.

Article 11 –     Entitlement on Termination of Employment

11.01    Less Than Two (2) Years of Service

A Member who has been a Member for less than two (2) continuous years is entitled on termination of employment to a refund of the Member’s contributions and Interest thereon.

11.02    More Than Two (2) Years’ Membership: Less Than “45 and 10”

(a)
On termination of employment, a Member who has been a Member for at least two (2) continuous years, but has less than ten (10) years of continuous Service or is less than forty-five (45) years of age, is entitled to a lump sum equal to the greater of

(i)	the sum of

(A)	subject to Article 20, the Actuarially Equivalent lump sum value of the Member’s Pension Accrued during the period commencing December 31, 1986 and ending on the Date of Cessation of Membership,

(B)	the excess of the Member’s contributions made after December 31, 1986 and Interest thereon over fifty percent (50%) of the amount described in subclause (A), and

(C)	the Member’s contributions made before January 1, 1987 and Interest thereon,

and

(ii)	the Member’s contributions and Interest thereon.

(b)	In lieu of the lump sum calculated in accordance with subparagraph (a), the Member may elect to receive

(i)
a lifetime pension the Actuarial Equivalent of which is the amount calculated in accordance with subclauses (a)(i)(A) and (a)(i)(B), but excluding the Actuarial Equivalent of the Supplemental Pension, if applicable, commencing at the Member’s Normal Retirement Date, and

(ii)	a refund of the Member’s contributions made before January 1, 1987 and Interest thereon, and

(iii)	the Supplemental Pension, if applicable.

11.03    More Than Fifteen (15) Years’ Pensionable Service: Less Than “45 and 10”

A Member who has at least fifteen (15) years of Pensionable Service but is less than forty-five (45) years of age may elect on termination of employment to receive, in lieu of the amount or amounts calculated in accordance with paragraph 11.02 and subject to Article 20, a pension commencing at the Normal Retirement Date equal to the Lifetime Pension plus the Supplemental Pension, if applicable.

Article 11 –     Entitlement on Termination of Employment (continued)

11.04    Less Than Fifteen (15) Years’ Pensionable Service: More Than “45 and 10”

(a)
A Member who is at least forty-five (45) years of age and who has less than fifteen (15) years of Pensionable Service but at least ten (10) years of continuous Service is entitled on termination of employment to a lump sum equal to the sum of:

(i)	the amount calculated in accordance with subclauses 11.02(a)(i)(A) and 11.02(a)(i)(B),

(ii)	the greater of

(A)	the Actuarially Equivalent lump sum value of the Member’s Pension Accrued during the period commencing September 30, 1967 and ending December 31, 1986, and

(B)	the Member’s contributions made during the period commencing September 30, 1967 and ending December 31, 1986 and Interest thereon,

and

(iii)	the Member’s contributions made before October 1, 1967 and Interest thereon.

(b)	In lieu of the lump sum calculated in accordance with subparagraph (a), the Member may elect to receive

(i)
a lifetime pension, the Actuarial Equivalent of which is the amount calculated in accordance with clauses (a)(i) and (a)(ii), but excluding the Actuarial Equivalent of the Supplemental Pension, if applicable, commencing at the Member’s Normal Retirement Date, and

(ii)	a refund of the Member’s contributions made before October 1, 1967 and Interest thereon, and

(iii)	the Supplemental Pension, if applicable.

11.05    At Least Fifteen (15) Years’ Pensionable Service: More Than “45 and 10”

A Member who has at least ten (10) years of continuous Service and is at least forty-five (45) years of age and has at least fifteen (15) years of Pensionable Service may elect on termination of employment to receive

(a)	the lump sum provided for in subparagraph 11.04(a),

(b)	the pensions and refund provided for in subparagraph 11.04(b), or

(c)	the Lifetime Pension plus the Supplemental Pension, if applicable, commencing at the Member’s Normal Retirement Rate.

Article 11 –     Entitlement on Termination of Employment (continued)

11.06    Management Employees: Two Years as a Member

(a)
With effect from January 1, 2001 and notwithstanding paragraphs 11.02, 11.03, 11.04 and 11.05, a Member who is a Management Employee and who has completed two (2) years of continuous Service as a Member shall be entitled on termination of employment to a lump sum equal to the sum of:

(i)    The Actuarial Equivalent lump sum value of the Pension Accrued, commencing at the Member’s Normal Retirement Date; and

(ii)	The excess of the Member’s contributions and Interest thereon over fifty percent (50%) of the amount described in clause (i).

This provision shall apply for Pensionable Service accrued on or after January 1, 2001 and during which the Member is a Management Employee. In addition, where the Member is a Management Employee on January 1, 2001, this provision shall apply to the Member’s Pensionable Service accrued before such date.

(b)    In lieu of the lump sum calculated in accordance with subparagraph (a), the Member may elect to receive a lifetime pension which is the Actuarial Equivalent of such amount, but excluding the Actuarial Equivalent of the Supplemental Pension, if applicable, plus the Supplemental Pension, if applicable, commencing at the Member’s Normal Retirement Date.

11.07    Termination of Employment

In this Article, “termination of employment” means cessation of membership in the Plan other than by retirement or death.

11.08    Payment of Benefit or Refund

No benefit or refund to which a Member is entitled under this Article shall be paid out of the Fund otherwise than

(a)	as a pension, or

(b)	in accordance with Article 13.

Article 12 –     Death Benefits

12.01    Death Before Early Retirement Eligibility

Where a Member dies before becoming eligible for early retirement, the Member is deemed to have terminated Service on the date of death and not died and the Spouse is entitled to receive a lump sum equal to:

(a)	if the Member had been a Member for less than two (2) continuous years, the refund provided for in paragraph 11.01; or

(b)	if the Member had been a Member for two (2) or more continuous years, the sum of

(i)	the sum of the amounts calculated in accordance with subclauses 11.02(a)(i)(A) and 11.02(a)(i)(B)

or, in lieu of that sum, a pension commencing at Normal Retirement Date and Actuarially Equivalent to that sum, and

(ii)	the refund provided for in subclause 11.02(a)(i)(C).

12.02    Death Before Early Retirement Eligibility:
More Than Fifteen (15) Years Pensionable Service

Where a Member dies before becoming eligible for early retirement and has at least fifteen (15) years of Pensionable Service and the sum of the Member’s age and Pensionable Service is at least sixty (60) years, the Spouse may elect to receive, in lieu of the benefit provided for in subparagraph 12.01(b), the sum of

(a)	the greater of

(i)	the sum of the amounts calculated in accordance with subclauses 11.02(a)(i)(A) and 11.02(a)(i)(B), and

(ii)
subject to Article 20, fifty percent (50%) of the Actuarially Equivalent lump sum value of the Member’s Pension Accrued, but excluding the Actuarial Equivalent of the Supplemental Pension, if applicable, during the period commencing December 31, 1986 and ending on the Date of Cessation of Membership, calculated as if payable to the Spouse from the end of the month of death;

and

(b)	the greater of

(i)    subject to Article 20, fifty percent (50%) of the Actuarially Equivalent lump sum value of the Member’s Pension Accrued, but excluding the Actuarial Equivalent of the Supplemental Pension, if applicable, during the period ending December 31, 1986, calculated as if payable to the Spouse from the end of the month of death, and

Article 12 –     Death Benefits (continued)

(ii)	the refund provided for in subclause 11.02(a)(i)(C);

or, in lieu of the sum of the amounts calculated in accordance with subparagraphs (a) and (b), a pension payable to the Spouse from the end of the month of death and Actuarially Equivalent to that sum.

12.03    Death Before Early Retirement Eligibility: Former Member

Where a Former Member dies before becoming eligible for early retirement, the Spouse is entitled to receive:

(a)	a pension commencing at Normal Retirement Date and Actuarially Equivalent to the sum of the amounts calculated in accordance with subclauses 11.02(a)(i)(A) and 11.02(a)(i)(B), and

(b)	the Former Member’s contributions made before January 1, 1987 and Interest thereon, to the extent they had not been earlier refunded to the Former Member.

12.04    Death After Becoming Eligible for Early Retirement

Where a Member or Former Member dies after becoming eligible for early retirement, but before retirement, the Spouse is entitled to receive

(a)
subject to Article 20, a pension equal to sixty percent (60%) of the Pension Accrued during the period commencing December 31, 1986 and ending on the Date of Cessation of Membership that the Member or Former Member would have been entitled to receive had the Member or Former Member elected to retire on the date of death and not died. For purposes of this subparagraph, “Pension Accrued” includes a lifetime pension that is Actuarial Equivalent to the excess of (i) over (ii), where:

(i)	equals the Member’s contributions made after December 31, 1986 and Interest thereon, and

(ii)
equals fifty percent (50%) of the Actuarially Equivalent lump sum value of the Member’s Pension Accrued during the period commencing December 31, 1986 and ending on the Date of Cessation of Membership.

and

(b)
a refund of the Member’s or Former Member’s contributions made before January 1, 1987 and Interest thereon, to the extent, in the case of a Former Member, they had not been earlier refunded to the Former Member.

With effect from January 1, 2001, the Spouse of a Member who is a Management Employee on the date of death and who is entitled to a pension in accordance with this paragraph may elect to transfer the Actuarially Equivalent lump sum value of the pension to a Locked-In Retirement Fund.

Article 12 –     Death Benefits (continued)

12.05    Death After Becoming Eligible for Early Retirement:
More Than Fifteen (15) Years Pensionable Service

Where a Member dies after becoming eligible for early retirement, but before retirement and has at least fifteen (15) years of Pensionable Service and the sum of the Member’s age and Pensionable Service is at least sixty (60) years, the Spouse may elect to receive, in lieu of the benefit provided for in paragraph 12.04,

(a)    the greater of

(i)	the lifetime pension calculated as the Actuarial Equivalent of the benefit determined in accordance with subparagraph 12.04(a), and

(ii)
a pension equal to fifty percent (50%) of the Member’s Pension Accrued, but excluding the Supplemental Pension, if applicable, during the period commencing December 31, 1986 and ending on the Date of Cessation of Membership,

and

(b)	either

(i)    a pension equal to fifty percent (50%) of the Member’s Pension Accrued, but excluding the Supplemental Pension, if applicable, during the period ending December 31, 1986, or

(ii)
the refund provided for in subclause 11.02(a)(i)(C), or, in lieu of the lump sum amount calculated in accordance with this clause, an immediate pension payable to the Spouse and Actuarially Equivalent to the lump sum amount determined in accordance with this clause.

With effect from January 1, 2001, the Spouse of a Member who is a Management Employee on the date of death and who is entitled to a pension in accordance with this paragraph may elect to transfer the Actuarially Equivalent lump sum value of the pension to a Locked-In Retirement Fund.

12.06	Death After Becoming Eligible for Early Retirement, More than Fifteen (15) Years Pensionable Service and Prior to Age 55

Where:

(a)	a Member dies after becoming eligible for early retirement, but before retirement,

(b)	the Member has at least fifteen (15) years of Pensionable Service at his date of death,

(c)	the sum of the Member's age and Pensionable Service is at least sixty (60) years at his date of death, and

(d)	the Member's age at his date of death is less than age 55,

Article 12 –     Death Benefits (continued)

the Member's Spouse is entitled to receive one of the following four options:

(e)
the refund provided for in subclause 11.02(a)(i)(C), or the pension chosen by the Spouse in lieu thereof, plus, in respect of Pensionable Service after December 31, 1986, an immediate lifetime pension equal to the greater of the pensions for this period of Pensionable Service as determined in paragraphs 12.01 and 12.04,

(f)
the refund provided for in subclause 11.02(a)(i)(C) plus, in respect of Pensionable Service after December 31, 1986, the Actuarially Equivalent lump sum value of the lifetime pension to the Spouse as determined in clause (e),

(g)	the greater of the lifetime pensions payable to the Spouse as determined in paragraphs 12.02 and 12.05, or

(h)	the Actuarially Equivalent lump sum value of the lifetime pension to the Spouse as determined in subparagraph (g).

12.07    Death After Retirement

(a)    Subject to an election of an optional form of pension in accordance with paragraph 10.04 or paragraph 10.05, where a Pensioner dies, the Spouse of the Pensioner at the Retirement Date is entitled to a pension equal to,

(i)
if the Spouse elected in prescribed form in accordance with Article 9, fifty percent (50%) of the pension that the Pensioner was receiving or, if the Pensioner had elected the option contained in paragraph 10.02, fifty percent (50%) of the pension that the Pensioner would have received if the Pensioner had not so elected, or

(ii)
if the Spouse did not elect in prescribed form in accordance with Article 9, sixty percent (60%) of the pension, including the temporary pension in payment, if any, that the Pensioner was receiving or, if the Pensioner had elected the option contained in paragraph 10.02, sixty percent (60%) of the lifetime pension that the Pensioner would have received if the Pensioner had not so elected; provided, however, that if such Spouse and the Pensioner were parties to a valid agreement or court order determining their entitlement to pension assets effective as of divorce, annulment or separation, the Spouse’s entitlement to the pension assets shall be determined by the agreement or court order. For added clarity, the portion of the temporary pension payable to the Member’s Spouse after the Member’s date of death, if any, shall cease on the end of the month in which the earlier of the Spouse’s date of death and the date the Member would have attained age 65 occurs.

Article 12 –     Death Benefits (continued)

(b)	Where a Pensioner dies and the Pensioner

(i)	had no Spouse at the Retirement Date,

(ii)
had a Spouse at the Retirement Date whose entitlement in respect of the Pensioner’s pension assets was determined by a valid agreement or court order effective as of divorce, annulment or separation, or

(iii)	had a Spouse at the Retirement Date who predeceased the Pensioner,

the Pensioner’s Post-Retirement Spouse is entitled to a lifetime pension equal to:

(iv)
fifty percent (50%) of the pension, excluding the temporary pension, if any, that the Pensioner was receiving and of any pension, excluding the temporary pension, if any, payable to the Pensioner’s Spouse that ceased being payable to the Spouse on the death of the Pensioner, or

(v)
if the Pensioner had elected the option contained in paragraph 10.02, fifty percent (50%) of the pension, excluding the temporary pension, if any, that the Pensioner would have received and of any pension, excluding the temporary pension, if any, payable to the Pensioner’s Spouse that ceased being payable to the Spouse on the death of the Pensioner, if the Pensioner had not so elected, subject, however, to any continuing entitlement of the Spouse at Retirement Date to the Pensioner’s pension assets pursuant to a valid agreement or court order effective as of divorce, annulment or separation.

12.08    Refund of Residual Contributions

(a)	Where a Member, Former Member or Pensioner dies and has no Spouse or

Post-Retirement Spouse, a refund of that person’s contributions and Interest thereon accrued to the earlier of the date of death or the Retirement Date, less any pension, lump sums or prior refunds paid from the Fund in respect of that person, shall be paid to that person’s estate.

(b)
Where a Spouse or Post-Retirement Spouse receiving or entitled to receive a pension under this Article dies, the contributions of the Member, Former Member or Pensioner, as the case may be, and Interest thereon accrued to the earlier of the date of death of the Member or Former Member or the Retirement Date of the Pensioner, less any pension, lump sums or prior refunds paid from the Fund in respect of the Member, Former Member or Pensioner, shall be paid to the Spouse’s or the Post-Retirement Spouse’s estate.

Article 12 –     Death Benefits (continued)

12.09    Spouse: More Than Ten (10) Years Younger than Pensioner

Notwithstanding anything contained elsewhere in this Article, where a Spouse or

Post-Retirement Spouse, as the case may be, has elected to receive, or will by operation of this Article receive, a pension or a lump sum under paragraph 12.02, paragraph 12.05, clause 12.07(a)(i) or subparagraph 12.07(b) and that Spouse or Post-Retirement Spouse is more than ten (10) years younger than the Pensioner, the lifetime pension or lump sum to the Spouse or Post-Retirement Spouse shall be reduced by one percent (1%) for each complete year of difference in their ages beyond ten (10) years and the reduction in respect of any remaining portion of a year of difference shall be calculated proportionately.

12.10    Payment of Benefit or Refund

No benefit or refund to which a Spouse is entitled under this Article shall be paid out of the Fund otherwise than

(a)	as a pension, or

(b)	in accordance with Article 13.

12.11    Increased Benefits to Spouse and Post-Retirement Spouse

With respect to Members who have TC/USWA Service or CAW-TCA Service, the percentage rate of fifty percent (50%) provided in paragraphs 12.02, 12.05 and 12.07 is replaced by the rate of fifty-five percent (55%) in respect of TC/USWA Service and CAW-TCA Service.

Article 13 –     Portability

13.01    Voluntary Portability

Where:

(a)	a Member who is a Management Employee ceases to be a Member, or

(b)	any other Member ceases to be a Member before the later of:

(i)	the date the Member becomes eligible to retire under paragraph 7.02, and

(ii)	the age of fifty-five (55) years,

and the Former Member or the Spouse, as the case may be, has become entitled to receive an amount pursuant to Article 11 or 12 in consequence of the cessation of membership, or Article 9 for a Member who was a Management Employee, and, where applicable, has not elected to receive a pension in lieu thereof,

(c)	an amount equal to

(i)
the Member’s contributions made in respect of Service prior to October 1, 1967, and Interest thereon, except where the Member is entitled to receive an amount in accordance with paragraph 11.06 for such Service,

(ii)
the Member’s contributions made in respect of Service between October 1, 1967, and December 31, 1986, and Interest thereon, where on termination of employment the Former Member did not have ten (10) years of continuous Service or had not attained the age of forty-five (45) years, except where the Member is entitled to receive an amount in accordance with paragraph 11.06 for such Service, and

(iii)	the Member’s contributions made in respect of Service after December 31, 1986, and Interest thereon, where on termination of employment the Former Member had not been a Member for two (2) years,

shall be paid by cheque issued to the Former Member or Spouse, as the case may be, by transfer of the amount to another registered pension plan if that plan permits, by transfer of the amount to a registered retirement savings plan or by application of the amount to the purchase of an annuity, whether or not such pension plan, registered retirement savings plan or annuity is of the kind prescribed by the Regulations;

and

(d)
any other amount shall be paid by transfer of the amount to another registered pension plan if that plan permits, by transfer of the amount to a registered retirement savings plan or by application of the amount to the purchase of an annuity, provided that the pension plan, registered retirement savings plan or annuity is of the kind prescribed by the Regulations.

Article 13 –     Portability (continued)

13.02    Voluntary Portability: Notification

The Former Member or Spouse shall notify the pension department, in the manner prescribed by the Regulations, of any direction as to transfer or application of any amount under Article 13.

13.03    Compulsory Portability

Where, at any time, a Member ceases to be a Member and the Actuarially Equivalent lump sum of the Member’s pension is less than ten percent (10%) of the Year’s Maximum Pensionable Earnings for the calendar year in which cessation of membership occurs, the Former Member or Spouse, as the case may be, must

(a)	transfer that lump sum to another pension plan, if that other plan permits,

(b)	transfer that lump sum to a registered retirement savings plan of the prescribed kind for the Former Member or Spouse, as the case may be, or

(c)	use the whole of that lump sum to purchase an immediate or deferred life annuity of the kind prescribed by the Regulations for the Former Member or Spouse, as the case may be.

13.04    Transfer Agreements

The Company may, with the approval of the Board, enter into agreements with other employers in respect of employees who cease employment with one of the parties and commence employment with the other, for the transfer of pension benefit credits, as defined in the Act, and such related matters as may be agreed upon.

13.05    Maximum Transfer Value

Notwithstanding anything else in this Article, where an amount to be transferred pursuant to this Article, paragraph 9.06 or subparagraph 4.03(c) exceeds the amount permitted to be transferred pursuant to the Income Tax Act (Canada) and the Regulations thereunder, the excess shall not be transferred but shall be paid by cheque to the Member or Former Member.

13.06    Non-resident Former Members

(a)
Notwithstanding paragraphs 13.01 and 13.03, where a Former Member is not a resident of Canada and has not been a resident of Canada in the year of the Date of Cessation of Membership or in the two (2) calendar years immediately preceding that year, the Former Member may direct that any amount to which the Former Member has become entitled pursuant to Article 11 (and has not elected to receive a pension in lieu thereof) be paid by cheque issued to the Former Member, by transfer of the amount to a retirement savings plan, by transfer of the amount to a pension plan, if that other plan permits, or by application of the amount to the purchase of an annuity, whether or not such pension plan, retirement savings plan or annuity is of the kind prescribed by the Regulations.

(b)
A Former Member shall be deemed to have been a resident of Canada throughout a calendar year if the Former Member has sojourned in Canada in the year for a period of, or periods the total of which is, one hundred and eighty-three (183) days or more.

14.01	Proof of Age and Entitlement

(a)	Every Employee shall furnish to the pension department, when required to do so, proof of age satisfactory to the pension department.

(b)
Every Member, Former Member, Pensioner, Spouse or Post-Retirement Spouse, as the case may be, shall furnish, as may be required, proof (including proof of marriage and age where applicable) satisfactory to the Committee of that person’s entitlement to any pension, lump sum or refund under this Plan.

14.02    Pensioner’s Report

Every Pensioner and every Spouse or Post-Retirement Spouse receiving a pension under this Plan shall, upon request, furnish to the pension department such information in such form as the Company may require.

14.03    Retirement Notice

At least six (6) months’ notice shall be given by the Company to Members who are to be retired at the age of sixty-five (65) years.

14.04    Communications to Employees

(a)	Each Member and each Employee who is eligible to become a Member, and that person’s Spouse, shall be given in the circumstances and manner prescribed in the Regulations

(i)	a written explanation of the Plan,

(ii)	a written explanation of any applicable amendments thereto, within six (6) months after the making of the amendment, and

(iii)	such other information as is prescribed by the Regulations.

(b)
Each Member and each Member’s Spouse shall be given, in the circumstances and manner prescribed by the Regulations, a written statement in respect of each of the three (3)-year periods ending in 1989 and 1992, and annually thereafter, showing

(i)	the pension benefits to which the Member is entitled at the end of the year,

(ii)	the value of accumulated contributions made by the Member expressed in the manner prescribed in the Regulations,

(iii)	the funded ratio of the Plan, and

(iv)	such other information as is prescribed in the Regulations.

(c)	Each Member and Spouse may, once in each year of operation of the Plan, either personally or by an agent authorized in writing for that purpose,

(i)
examine the documents filed with the Superintendent after December 31, 1986 pursuant to paragraph 10(1)(a) or 10(1)(b) or section 12 of the Act or any Regulations made under paragraph 39(i) of the Act, at the pension department of the Company or at such other place as is agreed to by the Secretary of the Committee and the person requesting to examine the documents, and

(ii)	order, in writing, a photocopy of any such documents and the Company shall comply with such order upon payment of such reasonable fee as the Company may fix.

(d)
Where a Member retires or ceases to be a Member, the Company shall give to that Member and to the Spouse (and, in the case of the Member’s death, the Member’s estate) a written statement, in the form prescribed by the Regulations, of the Member’s pension benefits and other benefits payable under the Plan, within thirty (30) days (or such longer period as the Superintendent may allow) after the Retirement Date or the Date of Cessation of Membership, as the case may be.

14.05    Commutation of Pension

Notwithstanding anything to the contrary in this Plan, if at the Date of Cessation of Membership a Former Member’s or Spouse’s monthly pension is less than one-twelfth (1/12) of four percent (4%) of the Year’s Maximum Pensionable Earnings, the Actuarially Equivalent lump sum value shall, where a pension has not been elected in lieu thereof, be paid by cheque issued to the Former Member or the Spouse, as the case may be, or be transferred to a retirement savings plan, to a pension plan, if that other plan permits, or be applied to the purchase of an annuity, whether or not such retirement savings plan, pension plan or annuity is of the kind prescribed by the Regulations.

14.06    Pensions to Incompetents

Where the Committee is satisfied, on the basis of medical evidence, that a person entitled to receive any pension, lump sum or refund under this Plan is physically or mentally incompetent to receive it and there is no guardian, curator, committee or other representative legally responsible for the estate of such person, the Committee may make payment in trust for such person to such other person, group of persons or agency as, in the opinion of the Committee, is best qualified to receive and administer the payment.

14.07    Payments to Estates

Any payment that is to be made to the estate of a Member, Former Member, Pensioner, Spouse or Post-Retirement Spouse shall be made to that person’s legal representatives, or if no legal representative has been appointed, to such person or persons as the Committee may, in its sole discretion, determine upon such person or persons furnishing such evidence and giving such security as the Committee may require.

14.08    Currency of Payments

(a)
In respect of Members whose Date of Cessation of Membership is prior to January 1, 2002: All pensions, lump sums and refunds, including Interest, shall be paid in the same currency as that in which the last payment of salary or wages was made to the Member, subject to paragraph 14.18 where applicable.

(b)	In respect off all other Members: All pensions, lump sums and refunds, including Interest, shall be calculated and paid in Canadian currency.

14.09    Interest on Late Payments

Interest shall be paid on any amount transferred from the Fund in accordance with Article 13 from the day following the Date of Cessation of Membership to the last day of the month preceding the month in which the amount is paid.

14.10    Statutory Pension Plans

If

(a)	the Company is required at any time, by statutory enactment or otherwise, to make contributions to any pension fund or plan other than the Canada Pension Plan or the Quebec Pension Plan, or

(b)	a change occurs in the rate at which the Company is required to make contributions under the Canada Pension Plan or the Quebec Pension Plan,

then, subject to the Act and Regulations and with the approval of the Committee and the Board, the Plan may be amended so that the pension benefits provided in this Plan shall be integrated with any that may be introduced by reason of revision or creation of other pension plans to which the Company is or may become subject in such manner as will, to the fullest extent possible, prevent the Company from being subjected to additional financial burdens while at the same time providing that Members remain generally in as favourable an overall position as that which existed prior to the introduction of improved benefits or new benefits under such other pension plans; provided, however, that no such amendment of this Plan shall affect the Pension Accrued of each Member at that date.

14.11    Reemployment of Pensioner

(a)	The pension payable to any Pensioner of less than sixty-nine (69) years of age employed by the Company shall, with the approval of the Pensioner, be suspended during the period of such employment.

(b)	Payment of a pension suspended pursuant to subparagraph (a) shall recommence on the first day of the month following the earlier of

(i)    the day the Pensioner attains the age of sixty-nine (69) years, and

(ii)	termination of the period of employment,

and the amount of pension payable to the Pensioner shall be increased so that the value of the pension is Actuarially Equivalent to the value of the pension immediately prior to the period of suspension of payment.

(c)	The Retirement Date of a Pensioner shall not be affected by the suspension or consequent adjustment of a pension pursuant to this paragraph.

(d)
Where a Pensioner whose pension has at any time been suspended pursuant to subparagraph (a) dies, the benefit to which the Spouse or Post-Retirement Spouse is entitled under Article 12 shall be calculated on the basis of the pension the Pensioner was receiving at the time of death; and where the Pensioner dies while employed by the Company, the pension shall be increased as if the Pensioner had terminated employment on the date of death and not died.

14.12    Assignment and Garnishment

Except as otherwise provided under the Act, no pension benefit, as defined in the Act, provided under the Plan is capable of being assigned, charged, anticipated or given as security or confers on a Member or Former Member, that person’s personal representative or dependent or other person, any right or interest therein that is capable of being assigned, charged, anticipated or given as security; and no pension or deferred pension is capable of being surrendered or commuted during the lifetime of the Member, Former Member, Spouse or Post-Retirement Spouse or confers on a Member or Former Member, that person’s personal representative or dependent or other person, any right or interest therein that is capable of being surrendered or commuted during the lifetime of the Member, Former Member, Spouse or Post-Retirement Spouse.

14.13    Interest on Contributions

For the purpose of computing Interest, contributions made before January 1, 1987 shall be deemed to have been made on the last day of the calendar year in which they were made.

14.14    Compliance with Act and Regulations

Where any pension, lump sum or refund is required under the Act or Regulations to be administered, or paid, in a manner different from that stipulated in this Plan or to be paid to a person other than the person stipulated in this Plan, the pension, lump sum or refund shall, notwithstanding the provisions of this Plan, be administered or paid in accordance with the Act or Regulations.

14.15    Company Rights

(a)	Nothing contained in this Plan shall affect any rights which the Company otherwise has to terminate the employment of any employee at any time.

(b)
The Committee may, subject to the approval of the Board, amend or repeal this Plan; provided, however, that no amendment or repeal shall reduce the entitlement of any person to a Pension Accrued at the date of the amendment or repeal. The amendment provisions of the Defined Contribution Provision are set out in Appendix B.

(c)	Notwithstanding the Company’s general power to amend the Plan subject to Board approval, the Company, through the joint approval of any two of the following officers of the Company:

(i)	President and Chief Executive Officer,

(ii)	Vice-President, Human Resources and Industrial Relations,

(iii)	Executive Vice-President and Chief Financial Officer, and

(iv)	any other officer designated by the Board,
shall have specific authority, without the need for Board approval, to make amendments that:
(v)    document administrative practice or clarify interpretation,

(vi)	are required as a result of changes in the Act, Regulations, Income Tax Act (Canada) or Income Tax Regulations (Canada),

(vii)	are requested by the regulators of the Act, Regulations, Income Tax Act (Canada) or Income Tax Regulations (Canada), or

(viii)	result in only minor modifications to the Plan provisions,
and provided such amendments have a minimal or no financial impact on the Company or the Plan.

14.16    Sex Discrimination

(a)
The sex of a Member or Former Member or of that person’s Spouse shall not be taken into account for purposes of determining the amount of any contribution to be paid by the Member after December 31, 1986 or the amount of any benefit to which the Member or Former Member or that person’s Spouse becomes entitled under the Plan after December 31, 1986.

(b)
Notwithstanding subparagraph 14.16(a), amounts transferred in the circumstances contemplated under section 26 of the Act may vary according to the sex of the Member, Former Member or that person’s Spouse or Post-Retirement Spouse, if the variation is such that the pension benefit payable does not vary materially according to the sex of such persons.

14.17    Compliance with Income Tax Act (Canada)

(a)
Where a Member is absent on leave in accordance with subparagraph 6.05 and is also a Member of a registered pension plan or plans sponsored by a Union and, in any year, the Member’s pension credits, in the aggregate, exceed the lesser of

(i)	the money purchase limit for the year, and

(ii)	eighteen percent (18%) of the Member’s compensation for the year,

the Member’s Pension Accrued, but excluding the Supplemental Pension, in respect of that year shall be reduced such that the Member’s pension credits, in the aggregate, no longer exceed the aforesaid limit and a proportionate amount of the contributions made by the Member under this Plan in respect of that year shall be returned to the Member, unless the Member establishes to the satisfaction of the Committee that the Member’s pension credit or credits under the other registered pension plan or plans has or have been reduced such that the aforesaid limit is no longer exceeded.

(b)
For the purposes of this paragraph, the terms “registered pension plan”, “pension credit”, “money purchase limit” and “compensation” all have the same meaning as in the Income Tax Act (Canada) and Regulations thereunder.

14.18	Non-Canadian Currency Based Pension for Members Whose Date of Cessation of Membership is On or After August 1, 1991 and Prior to January 1, 2002
Notwithstanding subparagraph 14.08(a), where a Member’s Date of Cessation of Membership is on or after August 1, 1991 and prior to January 1, 2002, that portion of the Member’s pension in respect of Pensionable Service after July 31, 1991 converted into Canadian currency based on the exchange rate applicable in the month that such pension payment is made shall not exceed an amount equal to the product of:

(a)	Pensionable Service on and after August 1, 1991,

(b)	The lesser of:

(i)	Two percent (2%) of the Member’s Best Average Canadian Earnings, and

(ii)	One-twelfth (1/12) of the Defined Benefit Limit for the year in which the pension commences to be paid,

(c)	The applicable early retirement reduction factor contained in the Income Tax Regulations, and

(d)
The Consumer Price Index for Canada for the month ending three months prior to the date of the monthly pension payment described herein divided by the Consumer Price Index for Canada for the month ending three months prior to the date Member’s pension commences to be paid.

(e)	For the purposes of subparagraph (b) above, the Member’s Best Average Canadian Earnings means:

(i)
With respect to a Member engaged to work on a full-time basis, the average monthly Base Earnings of the Member during the thirty-six (36) months ending with the month in which the Date of Cessation of Membership occurs, and

(ii)    With respect to a Member engaged to work on a part-time basis, an amount equal to the sum of the Base Earnings of the Member during the seven hundred and fifty six (756) days of Pensionable Service ending with the day on which the Date of Cessation of Membership occurs divided by thirty-six (36), where, for purposes of the calculations set out in clauses (i) and (ii) above, Base Earnings for any particular month shall be converted into Canadian currency based on the exchange rate applicable in the month in which the Base Earnings were in respect of.

Article 15 –     Ad Hoc Pension Increases

15.01    Application

This Article applies to Pensioners, Spouses and Post-Retirement Spouses who receive pensions that are payable under this Plan in the currency of Canada or the United States of America.

15.02    Effective Date: Order of Application

This Article shall come into effect on July 1, 1987; provided, however, that for the sole purpose of determining the order in which the respective ad hoc pension increases provided for in this Article are to be applied, they shall be deemed to have come into effect in the order in which they appear in this Article.

15.03    Ad Hoc Increases Cumulative

The ad hoc pension increases provided for in this Article shall be cumulative, with each such increase calculated on the basis of the pension payable as the result of all prior applicable ad hoc pension increases.

15.04    Level Income Option Not Taken into Account

For the purposes of calculating the amount of any ad hoc pension increase that is expressed in this Article as a percentage of the pension payable to a Pensioner, Spouse or Post-Retirement Spouse, no account shall be taken of the effect of any election made under paragraph 10.02.

15.05    1977 Ad Hoc

The amount of pension payable under the Plan to Pensioners who retired prior to January 1, 1973 and their Spouses, and to Spouses of Members who died in Service prior to January 1, 1973 shall be increased by the excess, if any, of two percent (2%) thereof for each year of retirement up to December 31, 1976 or for each year from the date of death in Service to December 31, 1976, pro-rated in either case for part years, over any increase in the amount of pension that resulted from adjustments made to the pension formula in 1971 and 1973, provided that:

(a)
for any such Pensioner with twenty (20) or less years of Pensionable Service at Retirement Date, the amount of the increase shall be limited so that the annual amount of pension payable under the Plan together with the annual amount of any pension payable to the Pensioner by a third party in accordance with a transfer agreement contemplated in paragraph 13.04 shall not exceed $3,600;

(b)
for any such Pensioner with more than twenty (20) but less than thirty-five (35) years of Pensionable Service at Retirement Date, the amount of the increase shall be limited so that the annual amount of pension payable under the Plan together with the annual amount of any pension payable to the Pensioner by a third party in accordance with a transfer agreement contemplated in paragraph 13.04 shall not exceed $3,600 plus $100 for each year of Pensionable Service in excess of twenty (20) years;

Article 15 –     Ad Hoc Pension Increases (continued)

(c)
for any such Pensioner with thirty-five (35) or more years of Pensionable Service at Retirement Date, the amount of the increase shall be limited so that the annual amount of pension payable under the Plan together with the annual amount of any pension payable to the Pensioner by a third party in accordance with a transfer agreement contemplated in paragraph 13.04 shall not exceed $5,100; and

(d)
where by virtue of subparagraph (a), (b) or (c) an increase that would otherwise be payable to a Pensioner is reduced and that Pensioner is in receipt of a pension payable by a third party in accordance with a transfer agreement contemplated in paragraph 13.04, the amount of the increase shall be further reduced by the percentage that such pension bears to the Pensioner’s combined pensions.

15.06    1978 Ad Hoc

The amount of pension payable under the Plan to Pensioners who retired prior to January 1, 1973 and their Spouses, and to Spouses of Members who died in Service prior to January 1, 1973 shall be increased as follows:

PENSIONERS        SPOUSES

Monthly        Monthly
Ad Hoc        Ad Hoc
Monthly     Pension    Monthly    Pension
Pension    Increase    Pension    Increase
($)     ($)    ($)    ($)

Under 200    9.00    Under 100    4.50
200 to 249.99    8.00    100 to 124.99    4.00
250 to 299.99    7.00    125 to 149.99    3.50
300 to 349.99    6.00    150 to 174.99    3.00
350 to 449.99    5.00    175 to 224.99    2.50

For the purposes of the application of the above table, “Monthly Pension” includes the monthly amount of any pension payable by a third party to a Pensioner or Spouse in accordance with a transfer agreement contemplated in paragraph 13.04 and, where the Pensioner or Spouse is in receipt of such a pension, the amount of the ad hoc pension increase provided for by this paragraph shall be reduced by the percentage that such pension bears to the Pensioner’s or Spouse’s combined pensions.

15.07    1980 Ad Hoc

The amount of pension payable under the Plan to Pensioners who retired prior to January 1, 1973 and their Spouses, and to Spouses of Members who died in Service prior to January 1, 1973 shall be increased by the greater of five percent (5%) thereof or ten dollars ($10) per month for Pensioners and five dollars ($5) per month for Spouses; provided, however, that where a Pensioner or Spouse is in receipt of a pension payable by a third party in accordance with a transfer agreement contemplated in paragraph 13.04, the amounts of ten dollars ($10) and five dollars ($5) shall be reduced by the percentage that such pension bears to the Pensioner’s or Spouse’s combined pensions.

15.08    1982 Ad Hoc

Article 15 -    Ad Hoc Pension Increases (continued)

The amount of pension payable under the Plan to Pensioners who retired prior to January 1, 1974 and their Spouses, and to Spouses of Members who died in Service prior to January 1, 1974 shall be increased by the greater of four percent (4%) thereof or ten dollars ($10) per month by Pensioners and five dollars ($5) per month for Spouses; provided, however, that where a Pensioner or Spouse is in receipt of a pension payable by a third party in accordance with a transfer agreement contemplated in paragraph 13.04, the amounts of ten dollars ($10) and five dollars ($5) shall be reduced by the percentage that such pension bears to the Pensioner’s or Spouse’s combined pensions.

15.09    1983 Ad Hoc

The amount of pension payable under the Plan to Pensioners who retired prior to January 1, 1975 and their Spouses, and to Spouses of Members who died in Service prior to January 1, 1975 shall be increased by the greater of four percent (4%) thereof or ten dollars ($10) per month for Pensioners and five dollars ($5) per month for Spouses; provided, however, that where a Pensioner or Spouse is in receipt of a pension payable by a third party in accordance with a transfer agreement contemplated in paragraph 13.04, the amounts of ten dollars ($10) and five dollars ($5) shall be reduced by the percentage that such pension bears to the Pensioner’s or Spouse’s combined pensions.

15.10    1984 Ad Hoc

The amount of pension payable under the Plan to Pensioners who retired prior to January 1, 1975 and their Spouses, and to Spouses of Members who died in Service prior to January 1, 1975 shall be increased by the greater of four percent (4%) thereof or ten dollars ($10) per month for Pensioners and five dollars ($5) per month for Spouses; provided, however, that where a Pensioner or Spouse is in receipt of a pension payable by a third party in accordance with a transfer agreement contemplated in paragraph 13.04, the amounts of ten dollars ($10) and five dollars ($5) shall be reduced by the percentage that such pension bears to the Pensioner’s or Spouse’s combined pensions.

Article 15 -    Ad Hoc Pension Increases (continued)

15.11    1985 Ad Hoc

The amount of pension payable under the Plan to Pensioners who retired prior to January 1, 1976 and their Spouses, and to Spouses of Members who died in Service prior to January 1, 1976 shall be increased by the greater of one percent (1%) thereof or a monthly amount as follows:

Year of Death
in Service or
Retirement    Pensioners    Spouses
1975    $5.00    $2.50
1974    6.50    3.25
1973    8.00    4.00
1972    9.50    4.75
1971    11.00    5.50
1970    12.50    6.25
1969    14.00    7.00
1968    15.50    7.75
1967    17.00    8.50
1966    18.50    9.25
1965 and earlier    20.00    10.00

provided, however, that where a Pensioner or Spouse is in receipt of a pension payable by a third party in accordance with a transfer agreement contemplated in paragraph 13.04, the monthly amount appearing in the foregoing table that would otherwise apply to the Pensioner or Spouse shall be reduced by the percentage that such pension bears to the Pensioner’s or Spouse’s combined pensions.

15.12    1986 Ad Hoc

The amount of pension payable under the Plan to Pensioners who retired prior to January 1, 1977 and their Spouses, and to Spouses of Members who died in Service prior to January 1, 1977 shall be increased by the greater of one percent (1%) thereof or a monthly amount as follows:

Year of Death
in Service or
Retirement    Pensioners    Spouses

1976    $5.00    $2.50
1975    5.00    2.50
1974    6.50    3.25
1973    8.00    4.00
1972    9.50    4.75
1971    11.00    5.50
1970    12.50    6.25
1969    14.00    7.00
1968    15.50    7.75
1967    17.00    8.50
1966    18.50    9.25
1965 and earlier    20.00    10.00

Article 15 -    Ad Hoc Pension Increases (continued)

provided, however, that where a Pensioner or Spouse is in receipt of a pension payable by a third party in accordance with a transfer agreement contemplated in paragraph 13.04, the monthly amount appearing in the foregoing table that would otherwise apply to the Pensioner or Spouse shall be reduced by the percentage that such pension bears to the Pensioner’s or Spouse’s combined pensions.

15.13    1987 Ad Hoc

The amount of pension payable under the Plan to Pensioners who retired prior to January 1, 1977 and their Spouses or Post-Retirement Spouses, and to Spouses of Members who died in Service prior to January 1, 1977 shall, with retroactive effect to January 1, 1987, be increased by the greater of one percent (1%) thereof or a monthly amount as follows:

Year of Death        Spouses or
in Service or        Post-Retirement
Retirement    Pensioners    Spouses

1976    $5.00    $2.50
1975    5.00    2.50
1974    6.50    3.25
1973    20.00    10.00
1972    23.75    11.88
1971    27.50    13.75
1970    31.25    15.63
1969    35.00    17.50
1968    38.75    19.38
1967    42.50    21.25
1966    46.25    23.13
1965 and earlier    50.00    25.00

provided, however, that where a Pensioner, Spouse or Post-Retirement Spouse is in receipt of a pension payable by a third party in accordance with a transfer agreement contemplated in paragraph 13.04, the monthly amount appearing in the foregoing table that would otherwise apply to the Pensioner, Spouse or Post-Retirement Spouse shall be reduced by the percentage that such pension bears to that person’s combined pensions.

Article 15 -    Ad Hoc Pension Increases (continued)

15.14    1988 Ad Hoc

The amount of pension payable under the Plan to Pensioners who retired prior to January 1, 1977 and their Spouses or Post-Retirement Spouses, and to Spouses of Members who died in Service prior to January 1, 1977 shall, with retroactive effect to January 1, 1988, be increased by the greater of one percent (1%) thereof or a monthly amount as follows:

Year of Death        Spouses or
in Service or        Post-Retirement
Retirement    Pensioners    Spouses

1976    $5.00    $2.50
1975    5.00    2.50
1974    6.50    3.25
1973    20.00    10.00
1972    23.75    11.88
1971    27.50    13.75
1970    31.25    15.63
1969    35.00    17.50
1968    38.75    19.38
1967    42.50    21.25
1966    46.25    23.13
1965 and earlier    50.00    25.00

provided, however, that where a Pensioner, Spouse or Post-Retirement Spouse is in receipt of a pension payable by a third party in accordance with a transfer agreement contemplated in paragraph 13.04, the monthly amount appearing in the foregoing table that would otherwise apply to the Pensioner, Spouse or Post-Retirement Spouse shall be reduced by the percentage that such pension bears to that person’s combined pensions.

Article 15 -    Ad Hoc Pension Increases (continued)

15.15    1989 Ad Hoc

The amount of pension payable under the Plan to Pensioners who retired prior to January 1, 1978 and their Spouses or Post-Retirement Spouses, and to Spouses of Members who died in Service prior to January 1, 1978 shall, with retroactive effect to January 1, 1989, be increased by the greater of one percent (1%) thereof or a monthly amount as follows:

Year of Death        Spouses or
in Service or        Post-Retirement
Retirement    Pensioners    Spouses

1977    $5.00    $2.50
1976    5.00    2.50
1975    5.00    2.50
1974    6.50    3.25
1973    20.00    10.00
1972    23.75    11.88
1971    27.50    13.75
1970    31.25    15.63
1969    35.00    17.50
1968    38.75    19.38
1967    42.50    21.25
1966    46.25    23.13
1965 and earlier    50.00    25.00

provided, however, that where a Pensioner, Spouse or Post-Retirement Spouse is in receipt of a pension payable by a third party in accordance with a transfer agreement contemplated in paragraph 13.04, the monthly amount appearing in the foregoing table that would otherwise apply to the Pensioner, Spouse or Post-Retirement Spouse shall be reduced by the percentage that such pension bears to that person’s combined pensions.

15.16    1999 Ad Hoc

The amount of pension payable under the Plan to Pensioners who retired prior to January 1, 1982 and their Spouses or Post-Retirement Spouses, and to Spouses of Members who died in Service prior to January 1, 1982 shall, with retroactive effect to January 1, 1999, in respect of those Pensioners, Spouses or Post-Retirement Spouses still in receipt of pension in January 2000, be increased by 2.3% thereof.

Notwithstanding Article 16, this paragraph shall not be taken into account in the determination of the increase in pension under that Article on January 1, 2000.

Article 16 –     Indexation

16.01    Eligibility

This Article shall apply to Pensioners, Spouses and Post-Retirement Spouses who, on the first day of January of the year 1990 or of any subsequent year, are

(a)	Pensioners, who, as of December 31st of the immediately preceding year have reached the age of sixty-five (65) and have been retired for at least five (5) years,

(b)	Spouses or Post-Retirement Spouses, as the case may be, of deceased Pensioners who, had they not died, would have been Pensioners described in subparagraphs (a) or (d) as the case may be, and

(c)
Spouses of Members who died in Service, who, as of December 31st of the immediately preceding year, have been deceased for at least five (5) years and, had they not died, would have reached the age of sixty-five (65).

(d)	With respect to Members who have CAW-TCA Service, the age provided in subparagraph (a) shall reduce to sixty-three (63) in respect of CAW-TCA Service.

(e)	With respect to Spouses of Members who have CAW-TCA Service and who died in Service, the age provided in subparagraph (c) shall reduce to sixty-three (63) in respect of CAW-TCA Service.

16.02    Effective Date

On January 1 of the year 1990 and of each year thereafter the pensions then payable to all persons to whom this Article applies shall be increased in accordance with paragraph 16.03.

16.03    Indexation Formula

The amount by which any pension shall be increased shall be calculated by multiplying

(a)	the least of

(i)	fifty percent (50%) of (A) divided by (B) minus (C), with such amount not to be less than zero (0), where:

(A)	is the average of the Consumer Price Indices for each month in the twelve (12) month period ending on the immediately preceding September 30th,

(B)	is the average of the Consumer Price Indices for the twelve (12) month period immediately preceding the period in subclause (A), and

(C)	is one (1).

Article 16 -    Indexation (continued)

(ii)	three percent (3%), and

(iii)	one hundred percent (100%) of (A) divided by (B) minus (C), with such amount not to be less than zero (0), where:

(A)
is the average Consumer Price Indices, within the meaning of subparagraph 2.13(a), for each month in the twelve (12)-month period ending on the September 30th preceding the twelve (12)-month period determined in subclause (i)(A) above,

(B)	is the average of the Consumer Price Indices, within the meaning of subparagraph 2.15(a), for the twelve (12)-month period immediately preceding the period in subclause (A), and

(C)	is one (1).

by

(b)	the lesser of

(i)	the amount of pension, but excluding the temporary pension, if any, then payable to that person, and

(ii)	(A) $1,500 per month in the case of Pensioners and their Spouses or

Post-Retirement Spouses, as the case may be, and in the case of Spouses of Members who died in Service, plus

(B)
in the case of Members with Pension Accrued as a Management Employee on or after January 1, 2001, 75% of the amount of pension payable to that person which is in excess of $1,500 per month and which is in respect of Management Service on and after January 1, 2001.

16.04	Level Income Option Not Taken into Account

In calculating pension increases under paragraph 16.03, no account shall be taken of the effect of any election made under paragraph 10.02.

16.05    Indexation and Calculation of Lump Sum Values

Where the Date of Cessation of Membership of a Member is on or after January 1, 1989, the operation of this Article shall be taken into account in calculating the Actuarially Equivalent lump sum value of the Member’s Pension Accrued.

16.06    Mandatory Indexation

Notwithstanding anything contained elsewhere in this Article, if mandatory pension indexation is legislated by the Parliament of Canada, the indexation arrangement set out herein will be integrated

Article 16 -    Indexation (continued)

with the mandatory requirement so that the indexation will not exceed the greater of that provided for herein or that required by the legislation.

Article 17 –	Buyback for Eligible Members Who Cease Membership

17.01	Definitions

In this Article,

(a)	“Additional Pensionable Service” means

(i)	a period of full-time Service with the Company prior to 1990 that is not Pensionable Service of the Member, or

(ii)	a period of full-time Service with the Company prior to 1990 and before the Member’s last date of hire that was not pensionable service under the Plan,

but does not include periods of strike or lockout;

(b)	“Buyback Earnings” means the lesser of

(i)	the remuneration the Member would be entitled to receive in a year, based on the Member’s regular rate of pay at the time the Member elects to buy back Additional Pensionable Service, and

(ii)	the product of fifty (50) and the Defined Benefit Limit at the time in which the Member elects to buy back Additional Pensionable Service;

except that where the pension in respect of Additional Pensionable Service designated by the member is subject to the limit on pension set out in subparagraph 17.07(b), the amount in clause (b)(ii) shall be the greater of $57,500 and the product of fifty (50) and two-thirds (2/3) of the Defined Benefit Limit at the time in which the Member elects to buy back Additional Pensionable Service;

(c)	“Buyback Window” means the period commencing and ending on the dates set out in the table below:

Affiliation	Buyback Window Commencement Date	Buyback Window Ending Date
CAW-TCA	March 1, 2008	June 30, 2011
CPPA	January 1, 2006	June 30, 2010
IBEW	October 1, 2005	June 30, 2010
RCTC	January 1, 2003	June 30, 2006
TCRC-RTE	Not applicable	Not applicable
TCRC-MWED	August 1, 2007	July 1, 2010
TC/USWA	January 1, 2007	June 30, 2010
Management	Not applicable	Not applicable

and

Article 17 -    Buyback for Eligible Members Who Cease
Membership (continued)

(d)	“Past Plan Service” means a period of service with the Company prior to 1990 and before the Member’s last date of hire that was Pensionable Service under the Plan.

17.02	Eligibility

A Member who ceases to be a Member during the Buyback Window as a direct result of a reduction in staff initiated by the Company and who

(a)	was a Member on the date determined by the Committee as set out in the table below:

Affiliation	Eligibility Date
CAW-TCA	January 1, 2008
CPPA	January 1, 2006
IBEW	January 1, 2001
RCTC	January 1, 2003
TCRC-RTE	Not applicable
TCRC-MWED	August 1, 2007
TC/USWA	January 1, 2007
Management	Not applicable

(b)	on the Date of Cessation of Membership was represented by CPPA and was hired prior to January 1, 1994,

(c)
on the Date of Cessation of Membership was in a position covered by a collective agreement between the Company and a Union that provides for a buyback of Pensionable Service on the terms set out in this Article,

(d)
is offered an opportunity to buy back Pensionable Service in order that Employees in the Member’s bargaining unit who have eight (8) or more years of cumulative compensated service and have been affected by a technological, operational or organizational change of a permanent nature may hold work, and may buy back Additional Pensionable Service or Past Plan Service on the terms set out in this Article, and

(e)	had not, prior to the commencement of the Buyback Window, agreed in writing to terminate employment during the Buyback Window by retirement or otherwise.

17.03	Buyback Contributions

(a)	A Member described in paragraph 17.02 who has Additional Pensionable Service may designate, in the form required by the Company, Additional Pensionable Service as Pensionable Service.

Article 17 -    Buyback for Eligible Members Who Cease
Membership (continued)

(b)
Additional Pensionable Service before January 1, 1966 designated under subparagraph (a) shall be credited to a Member upon payment to the Fund as of the Date of Cessation of Membership or within thirty (30) days thereafter, of an amount equal to the product of

(i)	the Additional Pensionable Service before January 1, 1966, that the Member has designated, expressed in years and fractions thereof, and

(ii)	the percentage of Buyback Earnings set out in Column 1 of the table in subparagraph (d).

(c)
Additional Pensionable Service after December 31, 1965 designated under subparagraph (a) shall be credited to a Member upon payment to the Fund as of the Date of Cessation of Membership or within thirty (30) days thereafter, of an amount equal to the sum of

(i)	the product of

(A)	the Additional Pensionable Service after December 31, 1965, that the Member has designated, expressed in years and fractions thereof, and

(B)
the percentage of Buyback Earnings that do not exceed the Year’s Maximum Pensionable Earnings for the year in which the Member makes the designation set out in Column 2 of the table in subparagraph (d)

and

(ii)	the product of

(A)	the Additional Pensionable Service after December 31, 1965, that the Member has designated, expressed in years and fractions thereof, and

(B)	the percentage of Buyback Earnings that exceed the Year’s Maximum Pensionable Earnings for the year in which the Member makes the designation set out in Column 3 of the table in subparagraph (d).

(d)	The percentages referred to in clause (b)(ii) and subclauses (c)(i)(B) and (c)(ii)(B) of this subparagraph in respect of Additional Pensionable Service affiliated with a Union are as follows:

Article 17 -    Buyback for Eligible Members Who Cease
Membership (continued)

Periods of Additional Pensionable Service Affiliated With:	Column 1	Column 2	Column 3
TCRC-MWED	7.03%	5.45%	7.03%
CPPA	7.25%	5.67%	7.25%
TC/USWA	7.25%	5.67%	7.25%
IBEW	7.25%	5.67%	7.25%
CAW-TCA	6.98%	5.48%	6.98%
TCRC-RTE	Not applicable	Not applicable	Not applicable
RCTC	6.98%	4.40%	6.98%

17.04	Past Plan Service with Deferred Pension

(a)
A Member described in paragraph 17.02 who has Past Plan Service in respect of which the Member is entitled to a deferred pension under the Plan may, in lieu of the deferred pension, designate, in the form required by the Company, Past Plan Service as Pensionable Service.

(b)	No contributions shall be required of the Member in respect of Past Plan Service designated under subparagraph (a).

17.05	Past Plan Service with Transfer

(a)
A Member described in paragraph 17.02 who has Past Plan Service in respect of which the Member was paid a refund or other lump sum amount under the Plan may designate, in the form required by the Company, Past Plan Service as Pensionable Service.

(b)
Past Plan Service designated under subparagraph (a) shall be credited to a Member upon transfer to the Fund from a registered retirement savings plan, as defined in the Income Tax Act (Canada), or, for the portion of the Past Plan Service for which the Member was not entitled to a pension or the Actuarially Equivalent lump sum value thereof, upon payment to the Fund, as of the Date of Cessation of Membership or within thirty (30) days thereafter, an amount equal to the Actuarially Equivalent lump sum value, determined as of the Date of Cessation of Membership, of the pension to which the Member is to become entitled in respect of that Past Plan Service.

17.06    Pensionable Service

Notwithstanding anything contained elsewhere in the provisions of the Plan and subject to paragraph 6.09, a period of Additional Pensionable Service or Past Plan Service designated in accordance with this Article shall be included in the calculation of Pensionable Service of the Member for all purposes of the Plan.

Article 17 -    Buyback for Eligible Members Who Cease
Membership (continued)

17.07	Maximum Pension

(a)	The annual amount of pension in respect of Additional Pensionable Service designated pursuant to this Article for a period after 1989, or for a period prior to 1990 where the Member either

(i)	has Pensionable Service or had pensionable service in the calendar year in which the Additional Pensionable Service falls, or

(ii)	does not have Pensionable Service or did not have pensionable service in the calendar year in which the Additional Pensionable Service falls by reason only of disability or leave of absence shall not exceed the Defined Benefit Limit for the year in which the pension commences to be paid per year of such Additional Pensionable Service.

(b)
The annual amount of pension in respect of Additional Pensionable Service designated pursuant to this Article but not described in subparagraph (a) shall not exceed two-thirds (two-thirds  (2/3)) of the greater of $1,725 and the Defined Benefit Limit for the year in which the pension commences to be paid per year of such Additional Pensionable Service.

(c)
The annual amount of pension in respect of Past Plan Service designated pursuant to this Article shall not exceed the Defined Benefit Limit for the year in which the pension commences to be paid per year of such Past Plan Service.

(d)	The limitations specified in subparagraphs (a), (b) and (c) shall have precedence over paragraph 8.07.

17.08	Restrictions from Income Tax Act

A buyback of Additional Pensionable Service or Past Plan Service is subject to any restriction or limitation under the Income Tax Act (Canada) and regulations thereunder or the Act and regulations thereunder.

Article 18 –     Buyback for Eligible Active Members

18.01	Article 18 is repealed.

Article 19 –	Transfer to the Canadian Pacific Limited
Pension Plan for Corporate Employees

19.01
With effect from January 1, 1996, Members who, on December 31, 1995, were Employees in the Company’s corporate group (“Transferred Members”) shall cease membership in the Plan. The Transferred Members shall become members of the Canadian Pacific Limited Pension Plan for Corporate Employees (the “Successor Plan”).

19.02
(a)    Service and Pensionable Service accumulated by Transferred Members under the Plan before January 1, 1996 and Earnings in respect of that Service shall be recognized for all purposes under the Successor Plan.

(b)
All rights acquired by Transferred Members in respect of Service and Pensionable Service before January 1, 1996 under the Plan shall be preserved under the Successor Plan and all benefits accrued by Transferred Members under the Plan in respect of Pensionable Service accumulated before January 1, 1996 shall be provided under the Successor Plan.

(c)
Liability for all rights acquired, and all benefits accrued, in respect of Service and Pensionable Service accumulated by Transferred Members before January 1, 1996 shall be transferred from the Plan to the Successor Plan.

19.03
Subject to the approval of regulatory authorities having jurisdiction over the Plan and on the advice of the Actuary, there shall be transferred from the Fund to the trust fund of the Successor Plan an amount of assets in respect of the benefits accrued by Transferred Members under the Plan that are to be provided under the Successor Plan.

19.04
Subject to the approval of regulatory authorities having jurisdiction over the Plan and on the advice of the Actuary, there shall be transferred from the Fund to the trust fund of the Successor Plan an amount of assets equal to contributions paid by Transferred Members and the Company into the Fund in respect of service by Transferred Members after December 31, 1995, together with interest accrued thereon.

Article 20 –	Grandfathered Benefits

20.01	Definitions

In this Article,

(a)	“Grandfathered Average Year’s Maximum Pensionable Earnings” means the Average Year’s Maximum Pensionable Earnings at the Member’s Grandfathering Date.

(b)	“Grandfathering Date” means, for each of the representative Unions set out in the table below, the following date:

Union	Grandfathering Date
CAW-TCA	March 31, 2005
CPPA	March 31, 2006
IBEW	September 30, 2005
RCTC	August 31, 2003
TCRC-RTE	December 31, 2004
TCRC-MWED	March 31, 2005
TC/USWA	January 31, 2004

(c)
“Grandfathered Highest Plan Earnings” means, for each period of Union Service accrued prior to the applicable Grandfathering Date which is affiliated with one of the Unions described in subparagraph (b), the Member’s Highest Plan Earnings as determined at the Member’s Grandfathering Date. For clarity, Grandfathered Highest Plan Earnings to be used for each period of Union Service shall reflect the definition of Highest Plan Earnings as applicable for each Union at the applicable Grandfathering Date.

(d)    “Grandfathered Normal Retirement Date” means the earlier of (i) and (ii) below, where:

(i)	is:

(A)    for periods of TCRC-RTE Service and RCTC Service, the last day of the month when the sum of the Member’s or Former Member’s age plus Pensionable Service accrued prior to the applicable Grandfathering Date is at least eighty-five (85) years, the Pensionable Service accrued prior to the applicable Grandfathering Date is at least twenty-five (25) years and the age is at least fifty-five (55) years, and

(B)    for all other periods of Union Service, the last day of the month when the sum of the Member’s or Former Member’s age plus Pensionable Service accrued prior to the applicable Grandfathering Date is at least eighty-five (85) years and the age is at least fifty-five (55) years, and

(ii)	is the Member’s or Former Member’s Normal Retirement Date.

Article 20 –	Grandfathered Benefits (continued)

(e)    “Grandfathered Lifetime Pension Provisions” means the sum of (i), (ii) and (iii), where:

(i)    is two percent (2%) of the Member’s Grandfathered Highest Plan Earnings multiplied by the Member’s Pensionable Service in Canada before January 1, 1966,

(ii)    is, for Pensionable Service in Canada after December 31, 1965 and prior to the applicable Grandfathering Date, the product of (A) and (B), where:
(A)     is the Member’s Grandfathered Highest Plan Earnings up to the Grandfathered Average Year’s Maximum Pensionable Earnings, and
(B)    is the aggregate of, for each period of Union Service accrued prior to the applicable Grandfathering Date which is affiliated with one of the Unions described in subparagraph (b), such period of Union Service multiplied by the respective Grandfathered Percentage for the Union,
and

(iii)
is two percent (2%) of the Member’s Grandfathered Highest Plan Earnings in excess of the Grandfathered Average Year’s Maximum Pensionable Earnings multiplied by the aggregate of the periods of Union Service accrued prior to the applicable Grandfathering Date which is affiliated with any of the Unions described in subparagraph (b).

(f)	“Grandfathered Percentage” means, for each of the Unions described in subparagraph (b), the percentage determined pursuant to the table below:

Union	Grandfathered Percentage
CAW-TCA	1.80%
CPPA	1.80%
IBEW	1.80%
RCTC	1.50%
TCRC-RTE	1.60%
TCRC-MWED	1.30%
TC/USWA	1.60%

(g)
“Grandfathered Supplemental Pension Provisions” means, for a Member with TCRC‑MWED Service and/or TC/USWA Service accrued prior to the respective Grandfathering Dates for TCRC-MWED and TC/USWA, the sum of (i) and (ii), where:

(i)	is, for periods of TCRC-MWED Service accrued prior to the TCRC-MWED Grandfathering Date, the difference between (A) and (B), where:

Article 20 –	Grandfathered Benefits (continued)

(A)     equals two percent (2.0%) of the Member’s Grandfathered Highest Plan Earnings multiplied by the Member’s post-1965 TCRC-MWED Service, and
(B)    equals the Lifetime Pension in respect of the Member’s post-1965 TCRC-MWED Service.

(C)    For purposes of subclauses (A) and (B), where:
(I)    The Member was continuously represented by TCRC-MWED throughout the period of Pensionable Service accrued since the later of the January 1, 2001 and the Member’s date of employment to January 1, 2003, the temporary pension formula described in this clause (i) shall apply to the Member’s post‑1965 TCRC‑MWED Service up to March 31, 2005.
(II)    The Member was represented by TCRC-MWED on January 1, 2003, but was not so continuously represented throughout the period of Pensionable Service accrued since the later of January 1, 2001 and the Member’s date of employment, the temporary pension formula described in this clause (i) shall apply to the portion of the Member’s post‑1965 TCRC-MWED Service accrued since the Member last became represented by TCRC-MWED and up to the earlier of March 31, 2005 and the date the Member was no longer represented by TCRC-MWED.
(III)    The Member was represented by TCRC-MWED on January 1, 2001, but not on January 1, 2003:
(1)    the phrase “two percent (2.0%) of the Member’s Grandfathered Highest Plan Earnings” in subclause (A) is replaced by the phrase “sum of one and eight-tenths percent (1.8%) of the Member’s Grandfathered Highest Plan Earnings up to the Grandfathered Average Year’s Maximum Pensionable Earnings plus two percent (2.0%) of the Member’s Grandfathered Highest Plan Earnings in excess of the Grandfathered Average Year’s Maximum Pensionable Earnings”, and

(2)    the formulae described in sub-clauses (A), (B) and (C), as modified by sub-clause (III)(1), shall apply.
(IV)    The Member was not represented by TCRC-MWED on January 1, 2001 or January 1, 2003, but such Member has TCRC-MWED Service accrued:

(1) after January 1, 2001 and prior to January 1, 2003, the formulae described in sub-clauses (A) and (B), as modified by clause (III)(1), shall apply to the portion of the TCRC-MWE

Article 20 –	Grandfathered Benefits (continued)

D Service accrued after January 1, 2001 and prior to January 1, 2003,
(2)    after January 1, 2003 and prior to March 31, 2005, the formulae described in sub-clauses (A) and (B) shall apply without modification to the portion of the TCRC-MWED Service accrued after January 1, 2003 and prior to March 31, 2005.

(ii)	is, for periods of TC/USWA Service prior to the TC/USWA Grandfathering Date, the difference between (A) and (B), where:
(A)     equals the sum of one and eight-tenths percent (1.8%) of the Member’s Grandfathered Highest Plan Earnings up to the Grandfathered Average Year’s Maximum Pensionable Earnings plus two percent (2.0%) of the Member’s Grandfathered Highest Plan Earnings in excess of the Grandfathered Average Year’s Maximum Pensionable Earnings, multiplied by the Member’s post-1965 TC/USWA Service, and
(B)    equals the Lifetime Pension in respect of the Member’s post-1965 TC/USWA Service.

(C)    For purposes of subclauses (A) and (B), where:
(I)    The Member was represented by TC/USWA on January 1, 2003, and was so continuously represented throughout the period of Pensionable Service accrued since the later of March 1, 1999 and the Member’s date of employment to January 1, 2003, the temporary pension formula described in this clause (ii) shall apply to the Member’s post‑1965 TC/USWA Service up to January 31, 2004.
(II)    The Member was represented by TC/USWA on January 1, 2003, but was not so continuously represented throughout the period of Pensionable Service accrued since March 1, 1999, the temporary pension formula described in this clause (ii) shall apply to the portion of the Member’s post‑1965 TC/USWA Service accrued since the Member last became represented by TC/USWA and up to January 31, 2004.
(III)    The Member was not represented by TC/USWA on January 1, 2003 but such Member has TC/USWA Service accrued after January 1, 2003 and prior to January 31, 2004, the temporary pension formula described in this clause (ii) shall apply to the portion of the TC/USWA Service accrued after January 1, 2003 and prior to January 31, 2004.

Article 20 –	Grandfathered Benefits (continued)

20.02	Grandfathered Value

Subject to paragraph 20.03, for purposes of clause 7.01(a)(iv), subclause 11.02(a)(i)(A), paragraph 11.03, clause 12.02(a)(ii), clause 12.02(b)(i) and subparagraph 12.04(a), for every Member who has accrued Pensionable Service with one of the Unions described in subparagraph 20.01(b) prior to the Grandfathering Date for the respective Union and whose Grandfathered Normal Retirement Date was prior to the Member’s 65th birthday on the respective Grandfathering Date, the Actuarially Equivalent lump sum value of the Member’s Pension Accrued to the Date of Cessation of Membership for Pensionable Service associated with one of the Unions described in subparagraph 20.01(b) shall not be less than the sum of (a) and (b), where:

(a)
is the Actuarially Equivalent lump sum value at the Date of Cessation of Membership of the Member’s Pension Accrued to the Grandfathering Date based on the Grandfathered Lifetime Pension Provisions and the Grandfathered Supplemental Pension Provisions, and

(b)	is the Member’s contributions made in respect of Pensionable Service accrued after the Grandfathering Date during which the Member was so represented by the Union and Interest thereon,

except that the additional amount included in the lump sum value based on subparagraph (b) immediately above, if applicable, shall not be included for purposes of the Minimum Employer Cost Rule.

20.03	Grandfathered Value for TC/USWA Service

For purposes of paragraph 20.02 and in respect of a Member whose Date of Cessation of Membership is after December 31, 2005, the Actuarially Equivalent lump sum value of the Member's Pension Accrued to the Date of Cessation of Membership as calculated in paragraph 20.02 in respect of TC/USWA Service shall not be less than the sum of (a) and (b), where:

(a)	is the Actuarially Equivalent lump sum value at the Date of Cessation of Membership of the Member's Pension Accrued in respect of periods of TC/USWA Service to December 31, 2005, based on:

(i)	the TC/USWA Plan provisions in effect on December 31, 2005,

(ii)	the Member's Highest Plan Earnings and Average Year's Maximum Pensionable Earnings on December 31, 2005, and

(iii)	the Member's periods of TC/USWA Service to December 31, 2005,

and

Article 20 –	Grandfathered Benefits (continued)

(b)	is the Member's contributions made in respect of Pensionable Service accrued after December 31, 2005 during which the Member was so represented by the TC/USWA and Interest thereon,

except that the additional amount included in the lump sum value based on subparagraph (b) immediately above, if applicable, shall not be included for purposes of the Minimum Employer Cost Rule.

20.04	Grandfathered Early Retirement Date

(a)    Notwithstanding paragraph 7.02, for every Member who has accrued Pensionable Service with one of the Unions described in subparagraph 20.01(b) prior to the Grandfathering Date for the respective Union and whose Grandfathered Normal Retirement Date was prior to the Member’s 65th birthday on the respective Grandfathering Date, such Member may retire early on the last day of any month in the ten (10)-year period preceding the Grandfathered Normal Retirement Date.

(b)    For purposes of subparagraph (a), where the Member would not normally be eligible to retire early for a period of Union Service or for a period of Management Service but is eligible to early retire for another period of Union Service, such Member’s early retirement pension for the period of Pensionable Service where the member is not normally eligible to retire early shall be the Actuarial Equivalent of the pension, but excluding the Supplemental Pension, if applicable, otherwise payable from the date the Member would be eligible for early retirement applicable to that period of Pensionable Service.

Appendix A – Agreements

A.01    The Committee is authorized to modify the following list of agreements from time to time.

A.02	For identification and for administration purposes, the Secretary of the Committee shall initial the agreements listed below and shall table a copy of such agreements with the Committee.

A.03	On June 3, 1997, the Committee approved the following list of agreements with retroactive effect to their respective dates:

(a)	INCOME SECURITY AGREEMENT effective April 28, 1995 between Canadian Pacific Limited and the Canadian Signal & Communications System Council No. 11 of the IBEW

(b)	INCOME SECURITY AGREEMENT effective May 1, 1995 between Canadian Pacific Limited and the Canadian Pacific Police Association

(c)	INCOME SECURITY AGREEMENT effective May 1, 1995 between Canadian Pacific Limited and the Rail Canada Traffic Controllers

(d)	INCOME SECURITY AGREEMENT effective May 1, 1995 between Canadian Pacific Limited and the Transportation Communication International Union

(e)	JOB SECURITY AGREEMENT effective June 1, 1995 between Canadian Pacific Limited and the Brotherhood of Maintenance of Way Employees

(f)	JOB SECURITY AGREEMENT effective July 24, 1995 between Canadian Pacific Limited and the National Automobile, Aerospace, Transportation and General Workers Union of Canada (CAW - CANADA) (Local 101)

Appendix B – Defined Contribution Provisions

Article B.1 – Construction, Interpretation and Definitions Applicable to Appendix B

B.1.1	This Appendix B, in conjunction with all relevant provisions of the Plan, as it, or they, respectively, may be amended from time to time, constitutes the defined contribution provision of the Plan.

B.1.2
In this Appendix B, references to a subparagraph, paragraph, Section or Article mean a subparagraph, paragraph, Section or Article of this Appendix B, unless such reference is expressly to a subparagraph, paragraph, Section or Article of the Plan and not of this Appendix B.

B.1.3
Each provision of this Appendix B is distinct and severable, and if any provision of this Appendix B or part thereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

B.1.4	Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of any of this Appendix B’s provisions.

Definitions

In this Appendix B and throughout the Plan, unless the context clearly indicates otherwise, the following terms have the following meanings:

B.1.5	Account

“Account” means one of the Accounts which are maintained under the Plan in the Fund:

(a)	“Employee Account” means the separate Account maintained on behalf of a DC Member in accordance with paragraph B.11.1(a).

(b)	“Company Account” means the separate Account maintained on behalf of a DC Member in accordance with paragraph B.11.1(b).

(c)	“Forfeiture Account” means the separate Account maintained on behalf of the Company in accordance with Section B.11.3.

B.1.6	Accumulated Contributions

“Accumulated Contributions” means the sum of a DC Member’s contributions to the Plan prior to his becoming a DC Member, and Interest thereon.

B.1.7	Conversion Value

“Conversion Value” means the lump sum actuarial equivalent value of the DB Pension Benefits accrued by a DB Member as of December 31, 2000, calculated in accordance with actuarial methods and assumptions adopted by the Company for the express purpose of determining such “Conversion Value” which, further, shall be subject to the maximum transfer limits described in paragraph 13.05 of the Plan.

Appendix B – Defined Contribution Provisions (continued)

B.1.8	DB Member

“DB Member” means a Member other than a DC Member.

B.1.9	DB Pension Benefits

“DB Pension Benefits” means the benefits provided under the Plan which are not DC Pension Benefits.

B.1.10	DC Member

“DC Member” means a Member who has elected to accrue DC Pension Benefits under this Appendix B or who has ceased accruing DC Pension Benefits but still maintains his Accounts hereunder.

B.1.11	DC Pension Benefits

“DC Pension Benefits” means the benefits represented by a DC Member’s Accounts.

B.1.12	DC Pension Committee

“DC Pension Committee” means the committee of that name whose members are appointed by the President and Chief Executive Officer in accordance with Section B.4.3.

B.1.13	DC Segment

“DC Segment” means, in the context of the Fund, that portion of the Fund established for the purposes of this Appendix B, the assets of which are held by a Funding Agency under a Funding Agreement.

B.1.14	Executive DC Member

“Executive DC Member” means a DC Member who holds a permanent position graded EX01 or higher, or the equivalent classification under any of the Company’s salary plans.

B.1.15	Funding Agency

“Funding Agency” means the trust or insurance company or successor thereof appointed by the Board to hold all or part of the DC Segment of the Fund pursuant to the Funding Agreement.

B.1.16	Fund Agreement

“Funding Agreement” means any written arrangement or agreement in force between the Company and any Funding Agency establishing and maintaining the DC Segment of the Fund, and any amendments thereto.

Appendix B – Defined Contribution Provisions (continued)

B.1.17	Locked-In Retirement Fund

“Locked-in Retirement Fund” means a financial arrangement to which locked-in amounts transferred from the Plan may be made, being limited to:

(a)	a locked-in retirement account, as that term is described and regulated in the Act and Regulations;

(b)	a Registered Pension Plan, if and to the extent the transferee plan will accept the transfer;

(c)	a life income fund, as that term is described and regulated in the Act and Regulations;

(d)	an insurance company licensed to carry on a life insurance business in Canada, to purchase an immediate or deferred life annuity; or

(e)	such other registered vehicle as may be approved under the Act, Regulations and Revenue Rules;

provided, however, that:

(f)	the administrator of such arrangement agrees, in writing, to administer such transferred amount in accordance with the Act and Regulations.

B.1.18	Registered Pension Plan

“Registered Pension Plan” means a pension plan that has been accepted for registration under the Income Tax Act (Canada).

B.1.19	Required DC Contributions

“Required DC Contributions” means contributions which the Member is required to make to the Plan while a DC Member in accordance with Article B.8 or contributions which are made to the Plan by the Company on the DC Member’s behalf in accordance with Section B.8.2.

B.1.20	Revenue Rules

“Revenue Rules” means the provisions of the Income Tax Act, being Chapter 1 (5th Supplement) of the Revised Statutes of Canada, 1985 and the rules and regulations adopted thereunder by the Minister of National Revenue pertaining to Registered Pension Plans, and amendments thereto.

B.1.21	Valuation Date

“Valuation Date” means a day at which the Funding Agency determines the value of each Account within the DC Segment of the Fund in accordance with Section B.11.5.

Appendix B – Defined Contribution Provisions (continued)

Article B.2 - Background

B.2.1	Amendment to the Plan

This Appendix B constitutes an amendment to the Plan, effective January 1, 2001, to provide a defined contribution provision for Management Employees who so elect to participate. The Accounts established hereunder shall hereby form the DC Segment of the Fund.

B.2.2	Compliance with the Act and Revenue Rules

(a)
The defined contribution provisions set out in this Appendix B are intended to be accepted for registration under the Act, Regulations and Revenue Rules. This Appendix B has been designed, written and administered to comply with the requirements for registration of defined contribution provisions under the Act, Regulations and Revenue Rules. If this Appendix B fails to comply with any such requirements, the Company may in its sole and absolute discretion amend this Appendix B to so comply, or discontinue this Appendix B.

B.2.3	Amendments Conditional Upon Acceptance

Any amendment to this Appendix B is conditional upon acceptance for registration under both Revenue Rules and the Act, and may be modified or withdrawn by the Company, in its sole and absolute discretion, if the amendment is not accepted for registration under either Revenue Rules or the Act.

Appendix B – Defined Contribution Provisions (continued)

Article B.3 – Designation of Beneficiary

B.3.1    Designation of Beneficiary

(a)
Subject to paragraph (b), a DC Member shall, on or in conjunction with his application for participation in this Appendix B, designate a beneficiary to receive the benefits payable under this Appendix B in the event of the DC Member’s death. The Designated Beneficiary of a DC Member without a Spouse shall be the Member’s estate, unless such other designation is permitted by the Company’s administrative practice.

(b)
Notwithstanding a designation to the contrary under paragraph (a), the Designated Beneficiary of a DC Member having a Spouse shall be such Spouse, unless a waiver form has been completed in accordance with the Act.

B.3.2	Change of Designated Beneficiary

Subject to Section B.3.1, a DC Member may, by written notice given to the Company during his lifetime, alter or revoke his Designated Beneficiary. Any such written notice shall be in such form and executed in such manner as the Company may reasonably require.

B.3.3	Provision for Payment in Event of Death of Beneficiary

If the Designated Beneficiary predeceases the DC Member, benefits payable under the Plan after the death of the Member shall be paid to the estate of the Member.

B.3.4	Conflicting Claims

In the event of conflicting claims for benefits by persons claiming to be Designated Beneficiaries, the Company may take any reasonable steps to determine the validity of the competing claims, including such steps as described in Section B.4.7.

Appendix B – Defined Contribution Provisions (continued)

Article B.4 – Administration of Appendix B

B.4.1	Responsibility for Appendix B and Administration Thereof

(a)
Subject to paragraph 3.01 of the Plan, while the Plan and this Appendix B remain in force, and to the extent not provided elsewhere in the Plan, the Company shall have the sole responsibility for, and the sole control of, the operation and administration of this Appendix B, and shall have the power and duty to take all action and to make all decisions and interpretations which shall be necessary or appropriate in order to administer and carry out the provisions of this Appendix B, including the power to make and enforce such rules and regulations as it may deem necessary. The Company may, however, delegate a portion of its duties to the DC Pension Committee in accordance with Section B.4.3. Such delegation shall be specified in a charter established for such DC Pension Committee.

(b)
This Appendix B and the DC Segment of the Fund shall be administered by the Company in accordance with the provisions of this Appendix B, the Funding Agreement, the written statement of investment policies and procedures for the Plan, the articles and bylaws of the Company, the Act, Regulations and Revenue Rules. In the event there is a conflict between the Plan or the Funding Agreement and any applicable legislation, the applicable legislation shall govern.

(c)
This Appendix B shall be administered in accordance with Revenue Rules and in accordance with the laws of Canada, except insofar as the Act or other legislation of another jurisdiction in respect of DC Members employed in or resident in that jurisdiction applies by operation of law.

B.4.2	Power to Delegate

The Company may appoint one or more agents to carry out any act or transaction required for the administration and management of this Appendix B and the DC Segment of the Fund or may retain advisors. Every agent appointed by the Company shall report to and shall be subject to the direction and continuing supervision of the Company.

B.4.3	DC Pension Committee

(a)	The Company shall establish a DC Pension Committee.

(b)	Appointment

(i)	The President and Chief Executive Officer shall appoint individuals to the DC Pension Committee as follows:

(A)	three officers of the Company, one of whom will also be appointed chairman, and

(B)	two Management Employee representatives of the DC Members.

Appendix B – Defined Contribution Provisions (continued)

(ii)
No individual shall be appointed or accepted for appointment to the DC Pension Committee unless the Company is satisfied of the individual’s suitability to discharge the responsibilities conferred hereunder.

(iii)	The DC Pension Committee shall report to and shall be subject to the direction and control of the Company or the Board as may be appropriate in the circumstances.

(c)	Responsibilities

(i)	The duties of the DC Pension Committee include:

(A)	promoting awareness and understanding of the Plan among DC Members;

(B)	reviewing, at least once every year, financial and administrative aspects of this Appendix B;

(C)	reviewing and monitoring the administration of this Appendix B and the investment of the DC Segment of the Fund;

(D)	such other duties as may be specified by the Plan, the Company or the Pension Trust Fund Committee; and

(E)	such other duties as may be prescribed by the Act as they relate to this Appendix B.

(ii)	Entitlement to Rely on Statements

A member of the DC Pension Committee may rely in good faith on the statements, opinions or reports of the Actuary, the Funding Agency, an accountant, an appraiser, a lawyer, investment manager or other professional advisor retained by the Board, the Company or the DC Pension Committee.

B.4.4	No Personal Liability

Subject to the Act, neither the Company, nor any member of the DC Pension Committee, nor any director, officer or other employee of the Company shall be liable to any person whatsoever for anything done or omitted to be done in respect of the administration of this Appendix B, except where the act or omission was due to willful misconduct or gross negligence on the part of the person against whom a claim is made.

B.4.5	Indemnification

The Company shall indemnify and save harmless the members of the DC Pension Committee and any other director, officer or employee of the Company whose responsibilities or duties involve any aspect of the administration of this Appendix B from personal liability, including all legal costs, fees and related expenses, in respect of their respective acts or omissions in respect of the administration of this Appendix B, except where the act or omission was due to willful misconduct or gross negligence on the part of the member, director, officer or employee.

Appendix B – Defined Contribution Provisions (continued)

B.4.6	Company Records

Whenever the records of the Company are used for the purposes of this Appendix B, such records shall be conclusive of the facts with which they are concerned.

B.4.7	Information Provided by the Member

In the absence of actual notice to the contrary, the Company shall authorize payment of benefits in accordance with information provided by the DC Member. If there is a dispute as to whether a person is a Spouse, Designated Beneficiary or other person entitled to payments hereunder, or where two or more persons make adverse claims in respect of a benefit, or where a person makes a claim that is inconsistent with information provided by the DC Member, the Company may obtain court directions and neither the Company nor the Plan nor the Fund shall be held liable for any delays in payment of benefits hereunder as a result of any such dispute.

Appendix B – Defined Contribution Provisions (continued)

Article B.5 – Funding of the Defined Contribution Provision

B.5.1	Fund

(a)
A DC Segment of the Fund has been established and shall be maintained for the purposes of the Plan and this Appendix B under which all contributions and earnings thereon are held to pay the benefits and other amounts specified in this Appendix B.

(b)
The Board or a committee thereof shall be responsible for the selection of a Funding Agency and may replace any Funding Agency so appointed at any time, in accordance with the terms of any applicable agreement or contract.

(c)
The DC Segment of the Fund or a portion thereof shall be maintained and administered by a Funding Agency in accordance with the terms of the Funding Agreement entered into between the Company and such Funding Agency. The Company has the sole right and discretion to amend the form and the terms of the Funding Agreement from time to time in accordance with the terms of the Funding Agreement, and subject only to any required agreement of the Funding Agency.

(d)
The Company may appoint an advisor or an investment manager, or both, to advise in respect of or manage the investment of any portion of the DC Segment of the Fund. The Company may replace any advisor or investment manager so appointed at any time, in accordance with the terms of any applicable agreement or contract.

(e)
The Funding Agreement is ancillary to the Plan and is intended to govern the receipt of contributions made to the Plan and to give effect to the provisions of the Plan relating to the safekeeping and investment of the assets of the DC Segment of the Fund and to facilitate the payment of the benefits and other payments properly made under the Plan, in accordance with the Act, Regulations and Revenue Rules, and not to create rights to payments from the DC Segment of the Fund that are in addition to those payments expressly provided under the Plan. In the case of conflict between the provisions of the Plan and those of the Funding Agreement, the provisions of the Plan shall govern.

(f)
Subject to the Act and Regulations, the benefits provided under this Appendix B shall only be paid to the extent that they are provided for by the assets held in the Fund, and no liability or obligation to make any contributions thereto or otherwise shall be imposed upon the Company other than in accordance with Section B.8.2 and Article B.9.

B.5.2	Fees and Expenses

(a)	The fees properly paid and the expenses reasonably incurred in respect of this Appendix B and the DC Segment of the Fund, including but not restricted to:

(i)	the fees of the Company and costs incurred by the Company on behalf of this Appendix B or the DC Segment of the Fund;

(ii)	the fees of the Funding Agency;

Appendix B – Defined Contribution Provisions (continued)

(iii)	the fees and disbursements of the agents of the Company with respect to this Appendix B or the DC Segment of the Fund;

(iv)	the fees and disbursements of the advisors with respect to this Appendix B or the DC Segment of the Fund, including actuarial, consulting, legal and accounting;

(v)
costs related to the investments of the DC Segment of the Fund, including appraisal fees, brokerage costs, commissions and transfer taxes, and costs related to investment counsel and investment management services;

(vi)	fees and expenses in connection with a wind-up or partial wind-up of this Appendix B; and

(vii)	costs incurred by the Company in connection with the breakdown of a DC Member’s marriage including, but not limited to, the costs of disclosure, calculation and processing;

shall be paid by the Company except to the extent they are charged to the Employee, Company and Forfeiture Accounts as described in paragraph (b).

(b)
The Company may direct that the fees and expenses described in paragraph (a) shall be charged in an equitable manner to the Employee, Company and Forfeiture Accounts thereunder. Notwithstanding the foregoing, the Company may elect to pay or charge, or both, fees and expenses differently between active and inactive DC Members provided the fees and expenses charged to the Accounts of inactive DC Members do not exceed a reasonable allocation of the actual fees and expenses incurred.

B.5.3	Investment

The investment of the DC Segment of the Fund shall comply with the Act, Regulations and Revenue Rules.

B.5.4	Borrowing

Neither the Company nor the Funding Agency shall borrow money for the purposes of this Appendix B except as allowed under the Funding Agreement, the Act, Regulations and Revenue Rules.

B.5.5	Sole Recourse to Fund

(a)
A DC Member or person claiming through the DC Member shall have recourse solely to the Fund for any benefit or other payment under this Appendix B. Under no circumstances shall any liability attach to the Company, any member of the DC Pension Committee, or any director, officer or employee of the Company, for any benefit or other payment hereunder.

(b)	A lump sum payment or transfer to another vehicle shall constitute complete satisfaction of all obligations under this Appendix B related to the amount so paid or transferred.

Appendix B – Defined Contribution Provisions (continued)

B.5.6	Limited Liability in Respect of DC Members

Subject to the Act and Regulations, the liability of the Company at any time in respect of a DC Member shall be limited to such contributions as should have been made under Sections B.8.2, B.9.1 and B.9.3, as applicable, by the Company to that DC Member’s Accounts.

B.5.7	Claims on the Fund

(a)
Contributions made by the Company shall not constitute an enlargement of the amount of any benefit defined in this Appendix B, and shall not at any time create for any person other than the Company the right, title or interest in the assets of the Company or the Fund, except as provided under Section B.5.8 and the Act and Regulations.

(b)
No DC Member or any person claiming through a DC Member shall have any right to, or any interest in any part of the Fund, or to any benefit or other payment from the Fund, except to the extent specifically provided from time to time under this Appendix B, the Funding Agreement or the Act and Regulations.

B.5.8	Source of Benefit Payments

The Company reserves the right, subject to the Act and Regulations, to elect to transfer the value of a DC Member’s Employee and Company Accounts from the DC Segment of the Fund to purchase from a life insurance company licensed to transact annuity business in Canada, for the benefit of the DC Member and/or his Spouse and/or Designated Beneficiary, as the case may be, a life annuity, the contract for which, when delivered to the DC Member, his Spouse or Designated Beneficiary, as the case may be, shall serve as a full discharge of the obligations of the Company, the Fund and the Plan and thereby terminate his rights under the Plan.

B.5.9	Remittance of Contributions

The Company shall pay to the Funding Agency all DC Member Contributions and all Company contributions required to be made in respect of DC Pension Benefits within 30 days following the end of the month for which the contributions are payable.

B.5.10	Return of Contributions

In the event that the Company or a DC Member makes a contribution to the Plan which would cause the revocation of the Plan’s registration under Revenue Rules then, subject to conditions or approval procedures under the Act and Regulations, such contributions shall be returned to the Company or the DC Member, as applicable.

B.5.11	Transfer of Monies from Other Registered Pension Plans

Appendix B – Defined Contribution Provisions (continued)

If a DC Member participated in a Registered Pension Plan prior to becoming an Employee, the Company may extend to such DC Member the right to transfer to the Fund any monies accrued to his credit under such previous plan. The Company shall determine the terms and conditions upon which the monies so transferred shall be accepted and the benefits that shall be payable with respect thereto, subject to the Act, Regulations and Revenue Rules. Such terms and conditions include the right to charge a DC Member electing to make a transfer hereunder any fees or expenses attributable to the administration and management of the transferred amount.

Appendix B – Defined Contribution Provisions (continued)

Article B.6 – Amendment or Termination of Appendix B

B.6.1	Amendment

The Company expects to continue this Appendix B indefinitely, but nevertheless, and notwithstanding subparagraph 14.15(b) of the Plan, reserves the right, to:

(a)	amend this Appendix B;

(b)	terminate this Appendix B; or

(c)	merge or consolidate this Appendix B with any other Registered Pension Plan adopted by the Board;

provided that no such action shall have the effect of reducing any benefit accrued to the date of such action based on actual service rendered and earnings paid to the date of such action, except as provided in Sections B.6.2 or B.6.4.

Any amendment of this Appendix B shall be made by:

(d)	the adoption of a resolution by the Board; or

(e)	the execution of a certificate of amendment by an officer of the Company authorized by resolution of the Board to amend this Appendix B.

B.6.2	Amendment Required to Maintain Registration

Notwithstanding any other provisions of this Appendix B, the Company may amend this Appendix B as is necessary to maintain the registration of the Plan under the Act, the Regulations and Revenue Rules. Section B.6.1 shall not restrict the Company’s ability to make an amendment to this Appendix B when the purpose of the amendment is to maintain such registration of the Plan.

B.6.3	Effective Date of Amendment

An amendment to this Appendix B shall be effective on the date specified in the amendment.

B.6.4	Termination Priorities

In the event this Appendix B is terminated pursuant to Section B.6.1 or clause 3.03(d)(i) of the Plan, at any time in whole or in part with respect to a specified group of DC Members only, the assets of the DC Segment of the Fund, or the interest therein of DC Members affected by a partial termination, shall be allocated to provide, subject to Section B.6.6, for benefits equal to the value of each affected DC Member’s Employee Account and Company Account. Such allocation of available assets shall be made after providing for any fees and expenses of this Appendix B and the DC Segment of the Fund charged to the Accounts in accordance with paragraph B.5.2(b).

Appendix B – Defined Contribution Provisions (continued)

B.6.5	Interpretation

The provisions of Section B.6.4 apply without distinction between Members, Spouses or Designated Beneficiaries.

B.6.6	Effect of Termination

Upon termination of all or part of this Appendix B of the Plan, each affected DC Member shall be fully vested. An affected DC Member who has completed two years of Service shall also be locked-in.

B.6.7	Settlement on Discontinuance of Plan

The provision for accrued benefits described in Section B.6.4 may be made in the form of cash, the purchase of annuity contracts, the transfer of monies to other Registered Pension Plans or to approved registered vehicles, or the continuation of the Fund or a combination thereof, at the discretion of the Company, but subject to the Act, Regulations and Revenue Rules.

B.6.8	Effective Date of Termination

In the event this Appendix B, or any part thereof, is terminated pursuant to Section B.6.1, the effective date of such termination shall be set by the Company. In the event the termination is directed by the Superintendent, the effective date of such termination shall be the earlier of the date on which all avenues of appeal by the Company are exhausted or the date on which the Company vacates its right of appeal.

Appendix B – Defined Contribution Provisions (continued)

Article B.7 – General Conditions Pertaining to Appendix B

B.7.1	No Employment Rights

Further to subparagraph 14.15(a) of the Plan, the establishment and continuance of this Appendix B shall not be deemed to constitute a contract of employment between the Company and any Management Employee. Nothing contained herein shall be deemed to give to a Management Employee the right to be retained in the service of the Company or to interfere with the right of the Company to lay off or terminate the employment of such Management Employee at any time and to deal with such Management Employee without regard to the effect that such treatment might have under the Plan upon such Management Employee.

B.7.2	Application for Payments

A DC Member, a DC Member’s Spouse or Designated Beneficiary, or legal representative thereof, claiming payments under this Appendix B must make written application to the Company on the forms provided, together with evidence by way of affidavit, declaration or certificate, as the Company may reasonably require, substantiating such claim before any benefits are payable. Such written application must be submitted to the Company at least 30 days prior to the date of his actual or deemed retirement.

B.7.3	Unclaimed Payments

In the event that a DC Member, a DC Member’s Spouse or Designated Beneficiary or a representative thereof satisfactory to the Company does not claim payments under this Plan within the time specified under Section B.7.2, the obligation for payments remains and such DC Member’s Employee and Company Accounts shall continue to be maintained in accordance with Article B.11 until a valid claim is made.

B.7.4	Timely Payments

All payments to be made out of the Fund in respect of this Appendix B shall be made within 60 days after the event giving rise to the payment, or the completion and filing of all documents required to authorize the making of the payment, whichever is the later.

B.7.5	Small Pensions

Notwithstanding any provision of the Plan to the contrary, the Company may direct that a lump sum, equal to the Actuarial Equivalent value of the total DB Pension Benefits and DC Pension Benefits payable under the Plan, may be paid as full and final satisfaction of all claims under the Plan by the DC Member or anyone claiming by, through or under the DC Member, if the annual pension is less than 4% of the Year’s Maximum Pensionable Earnings or such other amount as provided under the Act and Regulations. Further, and except for benefits described in Section B.14.1, in the event that the Actuarially Equivalent lump sum value of any pension payable from the Plan is less than 10% of the Year’s Maximum Pensionable Earnings or such other amount as provided under the Act and Regulations, the value of such pension may, at the discretion of the Company, be paid to the Member by way of a transfer to a Locked-In Retirement Fund.

Appendix B – Defined Contribution Provisions (continued)

B.7.6	Simultaneous Deaths

If a DC Member and his Spouse or Designated Beneficiary die at the same time or in circumstances rendering it uncertain which of them survived the other, the DC Member shall be deemed, for the purposes of this Appendix B, to have survived the Spouse or Designated Beneficiary.

B.7.7	Deductions from Payments

All amounts payable under this Appendix B shall be subject to deductions required by law, including tax withholdings.

B.7.8	Limitation

The explanation, statement or right of disclosure of this Appendix B and other related documents provided pursuant to paragraph 14.04 of the Plan shall have no effect on the rights or obligations of any person under the Plan, other than those rights or obligations set out expressly herein, and shall not be referred to in interpreting or giving effect to the provisions of the Plan.

Appendix B – Defined Contribution Provisions (continued)

Article B.8 – Required DC Contributions

B.8.1	Employee Required DC Contributions

(a)
Subject to Sections B.8.2 and B.8.3 and also subject to Article B.10, in each calendar year or portion thereof, a DC Member shall be required to contribute 3% of his Base Earnings through payroll deduction. However, no DC Member shall make Required DC Contributions beyond five years after becoming employed by a foreign associate or affiliate of the Company unless such continued contributions are approved under Revenue Rules.

(b)	A Member shall not be required or permitted to make Required DC Contributions to the Plan after the date a Member is credited with 35 years of Pensionable Service.

B.8.2	Disability

In the event a contributing DC Member becomes totally disabled, as certified by a qualified medical doctor licensed to practice in Canada, he shall cease to be required to contribute to the Plan for the period of time during which he is in receipt of benefits from the Company’s long term disability plan. Instead, subject to Article B.10, the Company shall make the Required DC Contributions on the DC Member’s behalf based on his Base Earnings in force at the date of disability. Furthermore, Base Earnings will be indexed annually in accordance with increases in the Canadian Average Industrial Wage for purposes of determining Required DC Contributions and associated Company Contributions in accordance with Article B.9. In no event, however, shall the Company make such Required DC Contributions on the DC Member’s behalf after the earlier of the date the Member attains age 65 and the date of termination of the Plan or of this Appendix B. For greater clarity, the cessation of the requirement to contribute to the Plan shall apply only to an Employee who was a Member prior to becoming disabled.

B.8.3	Continuance of Contributions During Leave of Absence

A DC Member who is on a leave during which the DC Member does not have Earnings, and where legislation applicable to the DC Member requires that the DC Member be permitted to make Required DC Contributions to the Plan during such period, may elect to make the Required DC Contributions that he would have been required to make had he been in active employment during such period. Such Required DC Contributions shall be based on the DC Member’s Base Earnings rate and contribution rate in force immediately prior to the commencement of such period of leave. In no event, however, shall the total periods for which the DC Member makes Required DC Contributions under this Section exceed the sum of:

(a)	five years; and

(b)	the number of months of parenting leaves, as defined in the Revenue Rules, subject to a maximum of 36 months of such parenting leaves and a maximum of 12 months for any one parenting leave.

Appendix B – Defined Contribution Provisions (continued)

Article B.9 – Employer Contributions

B.9.1	Company Contributions

Subject to Section B.9.2 and Article B.10, during the periods that the DC Member, the Company, or both make DC Member Contributions in accordance with Article B.8, the Company shall, within the time limits specified in the Act and Regulations, contribute on behalf of the DC Member during each calendar year or portion thereof, an amount based on the DC Member’s years of Service determined at the beginning of each pay period as follows:

Years of Service	Company Contribution Percentage
Less than 10	3%
10 to 19 inclusive	4%
20 to 29 inclusive	5%
30 or more	6%

The contribution by the Company on behalf of a DC Member shall be determined by applying the Company contribution percentage to the sum of:

(a)	the DC Member’s Base Earnings; plus

(b)	the DC Member’s Deemed PIP Award.

For purposes of this Section B.9.1, the DC Member’s “Deemed PIP Award” will be limited to two (2) times the DC Member’s level of target award under the Performance Incentive Plan.

B.9.2	Allocation of Forfeiture Account

At the discretion of the Company, the Act, Regulations and Revenue Rules, the balance of the Forfeiture Account shall, within the time limits specified in such Revenue Rules, be used to reduce the contributions of the Company otherwise required under this Appendix B by means of a transfer of monies from the Forfeiture Account to the DC Members’ Company Accounts.

B.9.3	Company Contributions for Executive DC Members

Subject to Section B.9.2 and Article B.10, during periods that the Company contributes in accordance with Section B.9.1 on behalf of an Executive DC Member, the Company shall also contribute on behalf of the Executive DC Member an amount equal to 2% multiplied by the sum of:

(a)	the Executive DC Member’s Base Earnings, plus

(b)	the Executive DC Member’s Deemed PIP Award.

For purposes of this Section B.9.3, the Executive DC Member’s “Deemed PIP Award” shall be limited to two (2) times the Executive DC Member’s level of target award under the Performance Incentive Plan.

Appendix B – Defined Contribution Provisions (continued)

Article B.10 – Maximum Contributions

B.10.1	Maximum Contribution Limit

(a)	For the purposes of the provisions of Articles B.8 and B.9, the maximum contribution limit in respect of any calendar year shall be 18% of the sum of:

(i)    the DC Member’s Base Earnings, and

(ii)    the DC Member’s Deemed PIP Award,

in that calendar year, subject to the money purchase maximum dollar limit of the Revenue Rules applicable in that calendar year.

(b)
The maximum contribution limit calculated in accordance with paragraph (a) shall be reduced by the amount of the DC Member’s expected Pension Adjustment, as defined in the Revenue Rules, for any benefits accrued or contributions made in the calendar year under any other Registered Pension Plan or deferred profit sharing plan of the Company.

(c)	A Member’s Required DC Contributions, or those made by the Company on his behalf, pursuant to Article B.8 shall not exceed 1/3 of the maximum contribution limit specified in paragraphs (a) and (b).

(d)	Contributions made by the Company pursuant to Article B.9, including amounts transferred from the Forfeiture Account in accordance with Section B.9.2, shall not exceed the difference of

(i)	the maximum contribution limit specified in paragraphs (a) and (b),

minus

(ii)	the Member’s Required DC Contributions, or those made by the Company on his behalf, pursuant to Article B.8 and paragraph (c).

Appendix B – Defined Contribution Provisions (continued)

Article B.11 - Accounts

B.11.1	DC Member Accounts

Individual accounts shall be maintained in the DC Segment of the Fund by the Funding Agency with respect to each DC Member, as follows:

(a)	DC Member Contributions made in accordance with Section B.8.1 shall be allocated to the DC Member’s Employee Account.

(b)
The contributions of the Company made in accordance with Sections B.9.1 and B.9.3, including amounts transferred from the Forfeiture Account in accordance with Section B.9.2 shall be allocated to the DC Member’s Company Account.

B.11.2	Conversion Value

If a DC Member transfers his Conversion Value to this Appendix B of the Plan in accordance with paragraph 4.03 of the Plan, then as of December 31, 2000:

(a)	his Employee Account shall be credited with his Accumulated Contributions; and

(b)	his Company Account shall be credited with the excess of his Conversion Value over his Accumulated Contributions.

B.11.3	Forfeiture Account

A separate account shall be maintained by the Funding Agency in the Fund which represents the undistributed DC Members’ Company Accounts which have been forfeited in accordance with Sections B.13.1 and B.14.1. At each Valuation Date, the Funding Agency shall decrease the Forfeiture Account by the amount of any applications since the previous Valuation Date which have been made in accordance with Section B.9.2.

B.11.4	Investment of Accounts

(a)
The DC Member’s Employee Account and Company Account shall be invested, pursuant to directions provided by the DC Member, in a number of investment options to be made available by the Funding Agency under the terms of the Funding Agreement. In the absence of such directions on the part of a DC Member, his Accounts shall be invested in an investment option or options to be selected by the Company for purposes of such default. Neither the Company nor any member of the DC Committee, nor any director, officer or other employee of the Company shall be liable to any DC Member, his Designated Beneficiary or any other person, in respect of the investment returns earned or losses experienced in the DC Member’s Accounts, or in respect of the final accumulated balance of such Accounts.

(b)
The Forfeiture Account shall be invested, pursuant to directions provided by the Company, in a number of investment options to be made available by the Funding Agency under the terms of the Funding Agreement.

Appendix B – Defined Contribution Provisions (continued)

B.11.5	Valuation of Accounts

The value of each Account shall be determined or determinable by the Funding Agency at each Valuation Date. Valuation Dates shall occur at such times as may be required or permitted by the Funding Agreement, but not less frequently than monthly. The value of each Account shall be computed in accordance with the terms of the Funding Agreement.

Appendix B – Defined Contribution Provisions (continued)

Article B.12 – Retirement Benefits

B.12.1	Retirement

The retirement of a DC Member shall occur if and when the earliest of the following occur:

(a)	the DC Member terminates employment on or after the DC Member’s Normal Retirement Date;

(b)	the DC Member reaches the end of the calendar year during which such DC Member attains age 69, regardless of whether he remains an Employee beyond such date;

(c)
the DC Member terminates employment within the 10-year period immediately preceding his Normal Retirement Date provided the DC Member has been a Member for two (2) or more continuous years and elects to retire;

(d)
in the case of a DC Member who terminated employment prior to his Normal Retirement Date and elected to have his Company Account and Employee Account remain in the Plan in accordance with Section B.14.3, the DC Member reaches the earlier of:

(i)	his Normal Retirement Date; or

(ii)	a date that is within the 10-year period immediately preceding his Normal Retirement Date and the DC Member elects to receive retirement benefits; or

(e)	in the case of a DC Member who is eligible for benefits under a Company-sponsored disability income program, the DC Member reaches his Normal Retirement Date.

B.12.2	Distribution of Account

Upon retirement:

(a)	the DC Member shall be entitled to the distribution of the value of his Employee and Company Accounts; and

(b)	the DC Member shall transfer the value of his Employee and Company Accounts to a Locked-In Retirement Fund.

B.12.3	Option to Remain a DC Participant

Notwithstanding Section B.12.2, a retired DC Member may elect to maintain his Employee and Company Accounts and to continue to be treated as a DC Member until such time as he makes a transfer as described in paragraph B.12.2(b), which transfer must occur not later than his Normal Retirement Date. No further contributions to the Plan shall be made by or on behalf of such retired DC Member. Any DC Member so electing to maintain his Employee and Company Accounts in the Plan may be charged any fees or charges attributable to the operation of those Accounts, to be payable from those Accounts, in accordance with the terms and conditions set out from time to time by the Company.

Appendix B – Defined Contribution Provisions (continued)

Article B.13 – Death Benefits

B.13.1	Death Benefits - Prior to Two Years’ Service

In the event a DC Member dies before he has been a Member for at least two (2) continuous years, his Spouse, or if there is no Spouse, his Designated Beneficiary, shall receive the value of his Employee Account in a lump sum. The value of the DC Member’s Company Account shall be allocated to the Forfeiture Account.

B.13.2	Death Benefits - After Two Years’ Service

(a)	Without a Spouse

In the event a DC Member without a Spouse dies after he has been a Member for at least two (2) continuous years but prior to the distribution of his Employee and Company Accounts under any other Article of the Plan, his Designated Beneficiary shall receive the value of his Employee and Company Accounts in a lump sum.

(b)	With a Spouse

In the event a DC Member with a Spouse dies after he has been a Member for at least two (2) continuous years but prior to the distribution of his Employee and Company Accounts under any other Article of the Plan, his Spouse shall receive the value of his Employee and Company Accounts by way of a transfer to a Locked-In Retirement Fund.

Appendix B – Defined Contribution Provisions (continued)

Article B.14 – Termination Benefits

B.14.1	Termination Prior to Two Years’ Service

In the event a DC Member terminates employment for any reason other than death or retirement and the DC Member has been a Member for less than two (2) continuous years, the DC Member shall receive the value of his Employee Account in a lump sum. The value of the DC Member’s Company Account shall be allocated to the Forfeiture Account.

B.14.2	Termination After Two Years’ Service

Subject to Section B.14.3, in the event a DC Member terminates employment for any reason other than death or retirement after he has been a Member for two (2) or more continuous years, the DC Member shall receive the value of his Employee and Company Accounts by way of a transfer to a Locked-In Retirement Fund.

B.14.3	Option to Remain a DC Member

Notwithstanding Section B.14.2, a terminated DC Member who has been a Member for two (2) or more continuous years at his date of termination may elect to maintain his Employee and Company Accounts and to continue to be treated as a DC Member until such time as he elects to transfer the value of his Employee and Company Accounts to a Locked-In Retirement Fund, which transfer must occur not later than his Normal Retirement Date. No further contributions to the Plan shall be made by or on behalf of such terminated DC Member. Any DC Member so electing to maintain his Employee and Company Accounts in the Plan may be charged any fees or charges attributable to the operation of those Accounts, to be payable from those Accounts, in accordance with the terms and conditions set out from time to time by the Company.